EXHIBIT 10.51
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                      VARIABLE FUNDING CAPITAL CORPORATION,
                                    as Lender



                           LOAN AND SECURITY AGREEMENT

                           dated as of October 2, 1998


                      AUTO LENDERS ACCEPTANCE CORPORATION,
                            as Servicer and a Seller


                             ALAC RECEIVABLES CORP.
                                   as a Seller



                  FIFS ACQUISITION FUNDING COMPANY, L.L.C.,
                                   as Borrower
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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I....................................................................1


DEFINITIONS..................................................................1

SECTION 1.1 DEFINITIONS......................................................1

ARTICLE II..................................................................16


THE TERM LOAN...............................................................16

SECTION 2.1 THE TERM LOAN...................................................16
SECTION 2.2 USE OF PROCEEDS.................................................16
SECTION 2.3 TERM LOAN ACCOUNT...............................................16
SECTION 2.4 CONDITIONS PRECEDENT TO MAKING OF THE TERM LOAN.................17

ARTICLE III.................................................................17


INTEREST RATE...............................................................17

SECTION 3.1 INTEREST RATE...................................................17
SECTION 3.2 INTEREST PERIODS................................................17
SECTION 3.3 DEFAULT RATE....................................................17
SECTION 3.4 CALCULATION.....................................................18
SECTION 3.5 NOTE............................................................18
SECTION 3.6 BREAKAGE COSTS..................................................18
SECTION 3.7 INCREASED COSTS; CAPITAL ADEQUACY; ILLEGALITY...................18
SECTION 3.8 TAXES...........................................................20

ARTICLE IV..................................................................21


PAYMENTS AND FEES AND COLLECTION ACCOUNT....................................21

SECTION 4.1 THE COLLECTION ACCOUNT..........................................21
SECTION 4.2 INTEREST PAYMENTS ON THE TERM LOAN..............................22
SECTION 4.3 [RESERVED]......................................................22
SECTION 4.4 COLLECTIONS.....................................................22
SECTION 4.5 DISTRIBUTIONS FROM COLLECTION ACCOUNT...........................22
SECTION 4.6 PREPAYMENTS.....................................................23
SECTION 4.7 [RESERVED]......................................................24
SECTION 4.8 PAYMENT METHOD..................................................24
SECTION 4.9 FRAUDULENT OR PREFERENTIAL PAYMENTS.............................24
SECTION 4.10 LENDER'S RECORDS...............................................24
SECTION 4.11 RESERVE ACCOUNT................................................24

ARTICLE V...................................................................25


SECURITY....................................................................25

SECTION 5.1 SECURITY FOR INDEBTEDNESS.......................................25
SECTION 5.2 COMPUTER RECORDS; REMEDIES......................................26
SECTION 5.3 RELEASE OF LIENS................................................26

ARTICLE VI..................................................................27

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REPRESENTATIONS AND WARRANTIES..............................................27

SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER..................27
SECTION 6.2 REPRESENTATIONS AND WARRANTIES RELATING TO THE CONTRACTS........30
SECTION 6.3 PURCHASE OF CONTRACTS UPON BREACH...............................33
SECTION 6.4 REPRESENTATIONS AND WARRANTIES OF THE SERVICER..................33

ARTICLE VII.................................................................34


COVENANTS...................................................................34

SECTION 7.1 COVENANTS OF THE BORROWER.......................................34
SECTION 7.2 YEAR 2000 COMPATIBILITY.........................................38

ARTICLE VIII................................................................38


ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS........................38

SECTION 8.1 [RESERVED]......................................................38
SECTION 8.2 QUARTERLY STATEMENTS............................................38
SECTION 8.3 MONTHLY REPORT..................................................39
SECTION 8.4 REQUESTED INFORMATION...........................................39

ARTICLE IX..................................................................39


SERVICING...................................................................39

SECTION 9.1 DUTIES OF SERVICER..............................................39
SECTION 9.2 COLLECTION OF CONTRACT PAYMENT..................................40
SECTION 9.3 POSSESSION OF CONTRACT FILES....................................40
SECTION 9.4 REALIZATION UPON CONTRACTS......................................41
SECTION 9.5 MAINTENANCE OF PHYSICAL DAMAGE INSURANCE POLICIES...............41
SECTION 9.6 MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES..........41
SECTION 9.7 COVENANTS OF SERVICER...........................................42
SECTION 9.8 PURCHASE OF CONTRACTS UPON BREACH...............................42
SECTION 9.9 ANNUAL STATEMENT AS TO COMPLIANCE...............................42
SECTION 9.10 ANNUAL ACCOUNTANTS' REPORT.....................................43
SECTION 9.11 AMENDMENTS TO CONTRACT LIST....................................43
SECTION 9.12 LOAN SERVICING FEE.............................................43
SECTION 9.13 SUBSERVICERS...................................................43
SECTION 9.14 SERVICER TERMINATION EVENTS....................................43
SECTION 9.15 YEAR 2000 COMPATIBILITY........................................44

ARTICLE X...................................................................45


DEFAULTS AND REMEDIES.......................................................45

SECTION 10.1 EVENTS OF DEFAULT..............................................45
SECTION 10.2 REMEDIES UPON DEFAULT..........................................46
SECTION 10.3 INDEMNIFICATION................................................47
SECTION 10.4 POWER OF ATTORNEY..............................................47

ARTICLE XI  THE DEAL AGENT..................................................48

SECTION 11.1 AUTHORIZATION AND ACTION.......................................48
SECTION 11.2 DELEGATION OF DUTIES...........................................48
SECTION 11.3 EXCULPATORY PROVISIONS.........................................48
SECTION 11.4 RELIANCE.......................................................49
SECTION 11.5 NON-RELIANCE ON DEAL AGENT.....................................49

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SECTION 11.6 DEAL AGENT IN ITS INDIVIDUAL CAPACITY..........................49
SECTION 11.7 SUCCESSOR DEAL AGENT...........................................49

ARTICLE XII.................................................................50


MISCELLANEOUS...............................................................50

SECTION 12.1 AGREEMENT CONSTITUTES SECURITY AGREEMENT.......................50
SECTION 12.2 ASSIGNMENT; PARTICIPATIONS.....................................50
SECTION 12.3 AMENDMENTS; REMEDIES CUMULATIVE................................50
SECTION 12.4 EFFECT OF INVALIDITY OF PROVISIONS.............................51
SECTION 12.5 ENTIRE AGREEMENT...............................................51
SECTION 12.6 CONSENT TO SERVICE.............................................51
SECTION 12.7 NOTICES........................................................51
SECTION 12.8 NO PROCEEDINGS.................................................51
SECTION 12.10 SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY...........52
SECTION 12.11 CERTAIN FEES, COSTS AND EXPENSES..............................53
SECTION 12.12 COUNTERPARTS..................................................54
SECTION 12.13 LIMITATION ON LIABILITY.......................................54
SECTION 12.14 CONFIDENTIALITY...............................................54

EXHIBITS

Exhibit A         Form of Note
Exhibit B         Certificate of Incorporation
Exhibit C         Form of Contract Purchase Agreement
Exhibit D         Monthly Report
Exhibit E         Form of NIM Collateral Purchase Agreement
Exhibit F         Form of Hedging Agreement
Exhibit G         Custodian Agreement
Exhibit H         Contract List
Exhibit I         Charged Off Receivables List
Exhibit J         Future Delivery Contract List

SCHEDULES

Schedule I        Lock-Box Banks and Lock-Box Accounts
Schedule 2.4      Conditions Precedent


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                           LOAN AND SECURITY AGREEMENT


            LOAN AND SECURITY AGREEMENT (this "AGREEMENT") dated as of October 2, 1998 among:

      (1) FIFS ACQUISITION FUNDING COMPANY, L.L.C., a Delaware limited liability corporation, as borrower (the "BORROWER");

      (2) AUTO LENDERS ACCEPTANCE CORPORATION, a Delaware corporation, as servicer (the "SERVICER" and a "SELLER");

      (3) ALAC RECEIVABLES CORP., a Delaware corporation, as a seller (a "SELLER");

      (4) VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation ("VFCC");

      (5) FIRST UNION CAPITAL MARKETS, a division of WHEAT FIRST SECURITIES, INC. ("FCM"), as deal agent (the "DEAL AGENT") and as documentation agent (the "DOCUMENTATION AGENT"); and

      (6) FIRST UNION NATIONAL BANK ("FIRST UNION"), as liquidity agent (the "LIQUIDITY AGENT").

      IT IS AGREED as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS.

      (a) In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

ADJUSTED LIBOR RATE: For each Interest Period, a per annum interest rate equal to the sum of (a) the quotient, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, obtained by dividing (i) the LIBOR Rate, as applicable, on such day by (ii) 100% minus the Eurodollar Reserve Percentage on such day and (b) 2.35% per annum.

ADDITIONAL AMOUNT:  As defined in Section 3.8(a).

AFFECTED PARTY:  As defined in Section 3.7(a).
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AFFILIATE: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

AGENT'S ACCOUNT: A special account (account number 01 41 96 47) in the name of the Deal Agent or, so long as VFCC is the sole Lender hereunder, in the name of VFCC, at Bankers Trust Company.

ALAC:  Auto Lenders Acceptance Corporation.

ALAC SECURITIZATIONS: The ALAC Automobile Receivables Trust 1997-1 and the ALAC Automobile Receivables Trust 1998-1.

ALACRC:  ALAC Receivables Corp.

ANNUAL PERCENTAGE RATE: The annual rate of interest applicable to each Contract, as disclosed therein.

BACK UP SERVICER:  Norwest Bank Minnesota, National Association

BANKRUPTCY CODE: The Federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

BORROWER: FIFS Acquisition Funding Company L.L.C., together with its respective successors and assigns.

BREAKAGE COSTS:  As defined in Section 3.6(a).

BUSINESS DAY: Any day other than a Saturday, Sunday or a day on which banking institutions in Charlotte, North Carolina and New York City are authorized or obligated by law or executive order to be closed.

CERTIFICATE: A certificate issued pursuant to the terms of the ALAC Securitizations.

CHANGE IN CONTROL: As to any Person, any change in ownership, whether in any one or a series of transactions, resulting in a transfer of legal and/or beneficial ownership of 51% or more of such Person's voting securities.

CHARGED OFF RECEIVABLE: Any Contract that, prior to the Closing Date, has been charged-off by any Seller in accordance with the Credit and Collection Policy and is listed on the Charged Off Receivables List.

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CHARGED OFF RECEIVABLES LIST: Collectively, all schedules, as the same may be amended, modified or supplemented, of Charged Off Receivables delivered by the Borrower to the Deal Agent, each such schedule identifying, in such detail as agreed by the Borrower and the Deal Agent, the related Contract by the Obligor and setting forth for each such Contract: (i) a number identifying the Contract and (ii) the Contract Principal Balance. Such list shall be attached hereto as
Exhibit I.

CLIENT BANK: A bank that purchases retail installment sale contracts for the automobiles or light trucks from dealers or funds purchase money loans for the same to ALAC under Client Bank Agreements.

CLIENT BANK AGREEMENTS: Any agreement between ALAC and a Client Bank relating to the acquisition of retail installment sale contracts for the automobiles or light trucks and purchase money loans, including Contracts, from a Client Bank by ALAC.

CLOSING DATE:  October 2, 1998.

COLLATERAL:  As defined in Section 5.1.

COLLECTION ACCOUNT: The account designated as such, established and maintained pursuant to Section 4.1(a).

COLLECTION PERIOD: For any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

COLLECTIONS: All amounts paid with respect to the Collateral, including the Contracts, either by the Obligor thereon, or any other Person (including, without limitation, Recoveries).

COMMERCIAL PAPER NOTES: On any day, any short-term promissory notes issued by VFCC with respect to financing the Outstanding Principal Amount.

COMPUTER TAPE: The computer tapes or other electronic media furnished by ALAC or any of its Affiliates to the Deal Agent describing certain characteristics of the Contracts and the other Collateral.

CONTRACT: A retail installment sale contract for a Financed Vehicle that is conveyed by a Seller to the Borrower pursuant to either of the Purchase Agreements, and all rights and obligations thereunder.

CONTRACT FILE:  With respect to each Contract, the following documents:

      (a)   the fully executed original of the Contract;

      (b) where permitted by law, the original certificate of title (when received by the Servicer) and otherwise such documents, if any, that the Servicer keeps on file in accordance

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with its customary procedures and the Credit and Collection Policy indicating that the Financed Vehicle is owned by the Obligor and subject to the security interest of the Seller as first lienholder or secured party, which security interest is assignable and has been validly assigned by the Seller to the Borrower and then to the Secured Parties; and

      (c) any and all other documents that the Servicer keeps on file (whether as an original or in electronic or photographic form) in accordance with its procedures relating to the individual Contract, Obligor or Financed Vehicle.

CONTRACT LIST: Collectively, all schedules, as the same may be amended, modified or supplemented, of Contracts (other than Contracts constituting Charged Off Receivables) delivered by the Borrower to the Deal Agent, each such schedule identifying, in such detail as agreed by the Borrower and the Deal Agent, the related Contract by the Obligor and setting forth for each such Contract: (i) a number identifying the Contract, (ii) the Contract Principal Balance, (iii) the Annual Percentage Rate, (iv) the original and remaining maturity of the Contract term and (v) the amount of the Obligor's monthly payment. Such list shall be attached hereto as Exhibit H.

CONTRACT PRINCIPAL BALANCE: For each Contract, on any date of calculation, the outstanding principal balance of such Contract on such day.

CONTRACT PURCHASE AGREEMENT: The contract purchase agreement, dated October 2, 1998, by and between ALAC and the Borrower, in the form of Exhibit C hereto.

CP RATE: For any Interest Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of its Commercial Paper Notes that are allocated, in whole or in part, by the Deal Agent (on behalf of the Lender) to fund or maintain the Outstanding Principal Amount during such Interest Period, as determined by the Deal Agent (on behalf of the Lender) and reported to the Borrower and the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Commercial Paper Notes, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper Notes by the Deal Agent (on behalf of the Lender); PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Interest Period, the Deal Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

CUSTODIAL AGREEMENT: The Custodial Agreement dated as of October 2, 1998, among VFCC, the Custodian and ALAC, a copy of which is attached hereto as Exhibit G.

CUSTODIAN:  Norwest Bank Minnesota, National Association.

DEFAULTED CONTRACT: On any day, a Contract that is otherwise an Eligible Contract (a) as to which the Obligor thereof has failed to make any payment, or part thereof, required to be made thereunder for 90 days following the due date thereof, or (b) with respect to which the Financed

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Vehicle has been repossessed or repossession efforts have been commenced, and
(c) which is not a Charged Off Receivable and which Contract is listed on the Defaulted Contract List.

DEFAULTED CONTRACT LIST: A list provided by the Borrower on the Closing Date, or, in the alternative, such portion of the Contract List attached hereto as Exhibit H, identifying each Contract which is a Defaulted Contract.

DEFAULT RATE:  As defined in Section 3.3.

DELINQUENT CONTRACT: On any day, a Contract that is otherwise an Eligible Contract, other than a Defaulted Contract, (a) as to which the Obligor thereof has failed to make any payment, or part thereof, required to made thereunder for 31 days or more following the due date thereof and (b) which is listed on the Delinquent Contract List.

DELINQUENT CONTRACT LIST: A list provided by the Borrower on the Closing Date, or, in the alternative, such portion of the Contract List attached hereto as Exhibit H, identifying each Contract which is a Delinquent Contract.

DERIVATIVES: Any exchange-traded or over-the-counter (i) forward, future, option, swap, cap, collar, floor, foreign exchange contract, any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security, or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

DETERMINATION DATE:  As defined in Section 8.3.

DISTRIBUTION DATE: The 20th calendar day of each month, or if such day is not a Business Day, the next succeeding Business Day.

DOCUMENTS: This Agreement, the Note, the Contract Purchase Agreement, the NIM Collateral Purchase Agreement, each Sale and Servicing Agreement, the Spread Account Agreement and all other documents executed and delivered by the Borrower, ALAC or any other Person pursuant to this Agreement which recites that it is a Document and all amendments, modifications and amendment and restatements of any thereof.

ELIGIBLE CONTRACT: On any given day, any Contract meeting each of the following criteria:

      (a) Such Contract was originated by an auto or light duty truck dealer for the retail sale of a Financed Vehicle in the ordinary course of such dealer's business, has been purchased by ALAC from (i) such dealer and has been validly assigned by such dealer to ALAC in accordance with its terms or (ii) a Client Bank pursuant to a Client Bank Agreement and, in

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either case, then validly assigned by ALAC to the Borrower without any fraud or misrepresentation on the part of such dealer, Client Bank or ALAC in any case.

      (b) Such Contract was fully and properly executed by the parties thereto.

      (c) Such Contract creates a valid, subsisting, and enforceable first priority perfected security interest in favor of the Seller in the Financed Vehicle, which security interest has been validly assigned by the Seller to the Borrower and by the Borrower to the Deal Agent, as agent for the Secured Parties.

      (d) Such Contract contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security.

      (e) Such Contract complies with all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit code and other consumer credit laws and equal credit opportunity and disclosure laws) and the sale of the related Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts complied in all material respects with all applicable legal requirements.

      (f) Such Contract represents the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws and equitable principles affecting creditors' rights and remedies.

      (g) Such Contract was originated in the United States, is payable in US Dollars and the Obligor of such contract is not the government of the United States or any State or any agency, department or instrumentality thereof.

      (h)   [RESERVED].

      (i) Such Contract is in full force and effect and not satisfied, subordinated or rescinded and no Financed Vehicle has been released from the lien in favor of the Seller in whole or in part.

      (j) No provision of such Contract has been waived in any manner that causes or could cause the Contract to not qualify as an Eligible Contract.

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      (k) No right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to such Contract.

      (l) No liens or claims have been filed, including liens for work, labor, or materials relating to the Financed Vehicle that are liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Contract, except for any such lien or claim (i) that has been satisfied or released on or prior to the date such Contract is transferred to a Borrower and
(ii) for taxes not yet due or that are being contested in good faith by a Borrower.

      (m) Other than a Contract as to which any payment or portion thereof required to be made by the Obligor thereof has not been made for less than 31 days following the due date thereof, no default, breach, violation, or event permitting acceleration under the terms of such Contract has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of such Contract has arisen; and neither the Seller nor the Servicer has waived any of the foregoing.

      (n) The Obligor of such Contract is required to maintain physical damage insurance covering the Financed Vehicle.

      (o) Such Contract was not originated in, or subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Contract to the Borrower would be unlawful, void, or voidable.

      (p) All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Borrower a first priority perfected ownership interest in such Contract have been made and all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Secured Parties a first priority perfected security interest in such Contract have been made.

      (q) Such Contract constitutes chattel paper within the meaning of the applicable UCC and there is only one original executed copy of such Contract.

      (r) The Obligor of such Contract is not a Governmental Authority.

      (s) The Financed Vehicle is a new or used automobile or light duty truck.

      (t) The original maturity of such Contract provides for level monthly payments (provided that the first payment and the last payment of the Contract may be different from the normal period and level payment) which, if made when due, shall fully amortize the Contract Principal Balance over the original term.

      (u) Such Contract is neither a Defaulted Contract nor a Delinquent Contract and no funds have been advanced by ALAC, the Servicer, any dealer, or anyone acting on behalf of any of them in order to cause such Contract to qualify under this subclause (u).

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      (v) At the time of origination of each such Contract, the proceeds of such
Contract were fully disbursed, there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such receivable have been paid.

      (w) The collection practices used with respect to each such Contract have been in all material respects legal and customary in the automobile installment sales contract or installment loan servicing business.

      (x)   Such Contract is not a Charged Off Receivable.

ELIGIBLE DEPOSIT ACCOUNT: Either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating acceptable to the Lender.

ELIGIBLE INSTITUTION: A depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating of at least Baa3 by Moody's Investors Services, Inc. ("MOODY'S") or otherwise acceptable to the Lender or (2) a short-term unsecured debt rating or certificate of deposit rating of at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's or otherwise acceptable to the Lender.

ELIGIBLE INVESTMENTS:  Any one or more of the following types of investments:

      (a) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

      (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

      (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated A-1 by S&P and P-1 by Moody's;

      (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

      (e) commercial paper rated at least A-1 by S&P and P-1 by Moody's; and,

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      (f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED, HOWEVER that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody's.

EURODOLLAR DISRUPTION EVENT: The occurrence of any of the following: (a) a determination by the Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund or maintain any portion or all of the Outstanding Principal Amount; (b) the inability of the Lender to obtain timely information for purposes of determining the Adjusted LIBOR Rate; or (c) the inability of the Lender to obtain United States dollars in the London interbank market to fund or maintain any portion or all of the Outstanding Principal Amount.

EURODOLLAR RESERVE PERCENTAGE: On any day, the then applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the Board of Governors (or any successor) that prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

EVENT OF DEFAULT:  As defined in Section 10.1.

FCM:  First Union Capital Markets, a division of Wheat First Securities, Inc.

FEE LETTER: The fee letter by and among First Investors Financial Services, Inc. and the Deal Agent, dated October 2, 1998.

FINANCED VEHICLE: An automobile or light duty truck, together with all accessories thereto, securing an Obligor's indebtedness under a Contract.

FUTURE DELIVERY CONTRACT:  As defined in Section 9.3(b).

FUTURE DELIVERY CONTRACT LIST:  As defined in Section 9.3(b).

GOVERNMENTAL AUTHORITY: Any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

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HEDGE BREAKAGE COSTS:  For any Hedge Transaction, any amount payable by the
Borrower for the early termination of that Hedge Transaction or any portion thereof.

HEDGE COUNTERPARTY: Any entity which (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer that is either a Lender or an Affiliate of a Lender, or has been approved in writing by the Deal Agent (which approval shall not be unreasonably withheld), and (ii) has a long-term unsecured debt rating of not less than "A" by S&P and not less than "A-2" by Moody's ("LONG-TERM RATING REQUIREMENT") and a short-term unsecured debt rating of not less than "A-1" by S&P and not less than "P-1" by Moody's ("SHORT-TERM RATING REQUIREMENT"), and (b) in a Hedging Agreement (i) consents to the assignment of the Borrower's rights under the Hedging Agreement to the Deal Agent pursuant to
Section 7.1(x) (a) and (iii) agrees that in the event that Moody's or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, it shall transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of clause (a) and (b) hereof and has entered onto a Hedging Agreement with the Borrower on or prior to the date of such transfer.

HEDGE TRANSACTION: Each transaction between the Borrower and a Hedge Counterparty which is entered into pursuant to Section 7.1(x) and is governed by a Hedging Agreement.

HEDGING AGREEMENT: Each agreement between the Borrower and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 7.1(x) which agreement shall consist of a "Master Agreement" in a form published by the International Swaps and Derivatives Association, Inc., together with a "Schedule" thereto substantially in the form of Exhibit F hereto or such other form as the Deal Agent shall approve in writing, and each "Confirmation" thereunder confirming the specific terms of each such Hedge Transaction.

INCREASED COSTS: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 3.7.

INDEBTEDNESS: With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital loans, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all indebtedness, obligations or liabilities of that Person in respect of Derivatives.

INITIAL PRINCIPAL AMOUNT:  $75,000,000.

INSOLVENCY EVENT: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

INSOLVENCY LAWS: The Bankruptcy Code and any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

INSURANCE POLICY: With respect to a Contract, any insurance policy covering physical damage, theft or similar event with respect to the related Financed Vehicle or loss of such Financed Vehicle or credit life or credit disability insurance with respect to payments due on such Contract.

INTEREST PERIOD:  As defined in Section 3.2.

INVESTMENT EARNINGS: Investment earnings on funds deposited in the Collection Account or the Reserve Account (as the context may require), net of losses and investment expenses.

LENDER: Variable Funding Capital Corporation, together with its respective successors and assigns.

LIBOR RATE: For any Interest Period, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the Lender at its the principal office in Charlotte, North Carolina, as its LIBOR Rate (each such determination, absent manifest error, to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Lender to major banks in the applicable interbank market for eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina, Eastern Standard Time) on the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for delivery on the first day of such Interest Period, for a term comparable to such Interest Period and in an amount approximately equal to the Term Loan. If no such offers or quotes are generally available for such amount, then the LIBOR Rate shall be the rate appearing on the Telerate Page 3750 as of 11:00 A.M. (London time) on the Business Day which is the second Business Day immediately preceding the first day of such Interest Period.

LIEN: Any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever.

LIEN CERTIFICATE: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

LOAN SERVICING FEE:  As defined in Section 9.12.

LOCK-BOX: A post office box to which Collections related to the Eligible Contacts are remitted for retrieval by a Lock-Box Bank and deposited by such Lock-Box Bank into a Lock-Box Account.

LOCK-BOX ACCOUNT: An account maintained at a Lock-Box Bank for the purpose of receiving Collections of Eligible Contracts, which account is identified on
Schedule I hereto.

LOCK-BOX BANK: Any of the banks or other financial institutions holding one or more Lock-Box Accounts, which bank or financial institution is identified on
Schedule I hereto.

MATURITY DATE:  April 2, 1999.

MONTHLY REPORT:  As defined in Section 8.3.

NIM COLLATERAL: Any Seller's right, title and interest in and to (i) the Certificates, (ii) all distributions to such Seller and its affiliates made in respect of the Series Collateral, (iii) all distributions to such Seller and its affiliates made from the Spread Accounts, (iv) the Charged Off Receivables and
(v) any distributions of cash to such Seller pursuant to the terms of the ALAC Securitizations.

NIM COLLATERAL PURCHASE AGREEMENT: The NIM collateral purchase agreement, dated October 2, 1998, by and among ALAC, ALACRC, and the Borrower, in the form of Exhibit E hereto.

NOTE: The promissory note evidencing the Indebtedness of the Borrower in respect of the Term Loan and in the form attached hereto as Exhibit A.

OBLIGATIONS: All loans, advances, debts, liabilities and obligations, for monetary amounts owing by the Borrower to the Lender, the Deal Agent or any of their assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of the Documents or any Hedging Agreement, as amended or supplemented from time to time, whether or not evidenced by any separate note, agreement or other instrument. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), Breakage Costs, Hedge Breakage Costs, fees, including, without limitation, any and all arrangement fees, loan fees, facility fees, and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to the Borrower under any of the Documents or under any Hedging Agreement.

OBLIGOR: Any obligor under any Contract, whose recourse obligations thereunder constitute a principal source of payments under any Contract, including any guarantor of such obligations.

OFFICER'S CERTIFICATE: A certificate signed by any officer of the Borrower or the Servicer, as the case may be, and delivered to the Deal Agent.

OUTSTANDING PRINCIPAL AMOUNT: On any day, the Initial Principal Amount reduced by all payments received by the Lender in respect of the repayment of the Initial Principal Amount.

PERSON: An individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an association, a joint venture, a governmental authority, limited liability company or partnership or other entity of whatever nature.

PRIME RATE: The per annum rate of interest established from time to time by the Lender at its principal office in Charlotte, North Carolina, as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Lender. The Prime Rate is a reference rate used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

PURCHASE AGREEMENT: As the context may require, the Contract Purchase Agreement and/or the NIM Collateral Purchase Agreement.

RATING AGENCY: Each of S&P, Moody's and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by the Lender.

RECOVERIES: With respect to any Determination Date, the aggregate amount of all cash received by the Borrower during the calendar month immediately preceding such Determination Date in respect of any Defaulted Contract including the sale or other disposition of the related Financed Vehicle, proceeds of Insurance Policies with respect to the related Financed Vehicle, or payments made by or on behalf of the Obligor.

REGISTRAR OF TITLES: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

RESERVE ACCOUNT:  As defined in Section 4.11.

RESERVE ACCOUNT AMOUNT: As of any date of determination an amount equal to the amount on deposit in the Reserve Account (exclusive of Investment Earnings) on such date, after giving effect to all deposits, transfers and withdrawals from the Reserve Account on such date.

RESERVE ACCOUNT DEPOSIT AMOUNT:  $1,000,000.

RESERVE ACCOUNT REQUIRED AMOUNT:  On any day, the Reserve Account Deposit
Amount.

RESERVE ACCOUNT SURPLUS: On any Distribution Date the excess of the Reserve Account Amount over the Reserve Account Required Amount.

RESPONSIBLE OFFICER: As to any Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

RETAINED POOL SERVICING STRIP: The right of ALAC to receive pursuant to the terms and conditions of this Agreement, a portion of the Loan Servicing Fee to the extent of 1.00% of the aggregate Contract Principal Balance of all Eligible Contracts, Delinquent Contracts and Defaulted Contracts.

SALE AND SERVICING AGREEMENTS: (i) The Sale and Servicing Agreement dated as of September 25, 1997 among the ALAC Automobile Receivables Trust 1997-1, ALACRC, Auto Lenders Acceptance Corporation and Norwest Bank, Minnesota, National Association and (ii) the Sale and Servicing Agreement dated as of January 3, 1998 among the ALAC Automobile Receivables Trust 1998-1, ALACRC, Auto Lenders Acceptance Corporation and Norwest Bank Minnesota, National Association.

SCHEDULED PAYMENT: With respect to a date on which a payment is due under a Contract, the periodic payment (exclusive of any amounts in respect of insurance or taxes and reflecting any adjustment for any partial prepayment) set forth in such Contract as due from the Obligor.

SECURED PARTIES: (i) The Lender and (ii) each Hedge Counterparty that is either the Lender or an Affiliate of the Lender, if that Affiliate executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.

SELLER: Auto Lenders Acceptance Corporation and its Affiliates, including ALACRC, that are parties to either of the Purchase Agreements.

SERIES COLLATERAL: Each of (i) the Series 1997-1 Collateral, as defined in the Spread Account Agreement and (ii) the Series 1998-1 Collateral, as defined in the Spread Account Agreement.

SERVICER:  Auto Lenders Acceptance Corporation.

SERVICER TERMINATION EVENT:  As defined in Section 9.14(a).

SERVICING FEE RATE: The rate set forth in the Fee Letter or, if the Back Up Servicer is the Servicer, the Back Up Servicer Fee Rate (as defined in the Custodial Agreement).

SERVICING STRIPS: The right of ALAC to receive, pursuant to the terms and conditions of each of the Sale and Servicing Agreements, (i) the Servicing Fee (as defined in each Sale and Servicing Agreement) payable on each Distribution Date (as defined in each Sale and Servicing Agreement) under each Sale and Servicing Agreement, in an amount equal to 1.00% of the Pool Balance (as defined in each Sale and Servicing Agreement) and (ii) the Retained Pool Servicing Strip.

SPREAD ACCOUNT AGREEMENT: The Master Spread Account Agreement dated as of September 25, 1997 among ALACRC, Norwest Bank, Minnesota, National Association and Financial Security Assurance Inc., as supplemented by the Series 1998-1 Supplement to Master Spread Account Agreement, dated as of February 2, 1998.

SPREAD ACCOUNTS: Each of (i) the Series 1997-1 Spread Account, as defined in the Spread Account Agreement and (ii) the Series 1998-1 Spread Account, as defined in the Spread Account Agreement.

STRUCTURING AGENT:  FCM, together with its respective successors and assigns.

STRUCTURING FEE:  The structuring fee described in the Fee Letter.

SUBSIDIARY: As to any Person, a corporation of which shares of stock having ordinary voting power (other than a stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person.

TAXES: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Government Authority.

TERM LOAN: The loan, in the principal amount equal to the Initial Principal Amount made by the Lender to the Borrower in accordance with the provisions of this Agreement.

TERM LOAN ACCOUNT: The account designated to the Lender by the Borrower, into which the Initial Principal Amount shall be deposited on the Closing Date.

UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

YIELD RATE:  On any day:

      (i) for the portion of the Outstanding Principal Amount that the Lender is funding on such day through the issuance (on or prior to such date) of its Commercial Paper Notes, the CP Rate, plus 2.35% per annum;

      (ii) for the portion of the Outstanding Principal Amount that the Lender is not funding on such day through the issuance (on or prior to such date) of its Commercial Paper Notes, the Adjusted LIBOR Rate; and

      (iii) for the entire Outstanding Principal Amount and all other amounts then due and owing, following the occurrence of an Event of Default, the Default Rate.

      SECTION 1.2 INTERPRETATION.

      (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (b) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                                  THE TERM LOAN

      SECTION 2.1 THE TERM LOAN.

      Upon the satisfaction of the conditions set forth in Section 2.4 and subject all other terms and conditions hereof, the Lender will make available to the Borrower, at the Term Loan Account, the Initial Principal Amount.

      SECTION 2.2 USE OF PROCEEDS.

      The Borrower agrees to use the proceeds of the Term Loan solely for the purchase of the Collateral and expenses related thereto.

      SECTION 2.3 TERM LOAN ACCOUNT.

      The Lender shall, before 3:00 p.m. (Charlotte, North Carolina time) on the Closing Date, make available, upon fulfillment of the applicable conditions set forth in Section 2.4, such funds to the Borrower in the Term Loan Account. The Term Loan shall accrue interest hereunder from and after the Closing Date.

      SECTION 2.4 CONDITIONS PRECEDENT TO MAKING OF THE TERM LOAN.

      The Lender's obligation hereunder to make the Initial Principal Amount of the Term Loan available to the Borrower is subject to the conditions precedent listed in SCHEDULE 2.4, each of which shall have been satisfied or waived, in the Deal Agent's sole discretion, on or before the Closing Date (unless otherwise indicated), in form and substance satisfactory to the Deal Agent.

                                   ARTICLE III

                                  INTEREST RATE

      SECTION 3.1 INTEREST RATE.

      (a) The Outstanding Principal Amount will accrue interest from and including the Closing Date until Maturity Date at the Yield Rate.

      (b) If the Lender determines (which determination shall be conclusive and binding on the parties hereto in the absence of manifest error) that an Eurodollar Disruption Event has occurred, then the Lender shall forthwith give notice thereof to the Borrower, whereupon the then Outstanding Principal Amount together with interest thereon, on the last day of the then current Interest Period shall thereafter accrue interest at the Prime Rate.

      SECTION 3.2 INTEREST PERIODS.

      As used herein, "INTEREST PERIOD" means each successive period used to determine the rate of interest applicable to the Outstanding Principal Amount, beginning on and including the third Business Day prior to a Distribution Date and ending on and including the fourth Business Day prior to the next succeeding Distribution Date, with the initial period to begin on and include the Closing Date and to end on and include third Business Day prior to the Distribution Date occurring in the calendar month following the month in which the Closing Date occurs; PROVIDED, HOWEVER, that if the last Interest Period does not end prior to the Maturity Date, it shall end on the Maturity Date which, if not falling on a Business Day, shall be adjusted to fall on the immediately preceding Business Day and such last Interest Period shall be shortened accordingly.

      SECTION 3.3 DEFAULT RATE.

      Interest will accrue and be payable after the occurrence of an Event of Default at twenty-five percent (25%) per annum, compounded daily (the "DEFAULT RATE"). Any judgment obtained on the Outstanding Principal Amount hereunder will accrue interest at the Default Rate.

      SECTION 3.4 CALCULATION.

      All computations of interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

      SECTION 3.5 NOTE.

      The Term Loan shall be evidenced by, and repaid in accordance with, the Note attached hereto as Exhibit A, duly completed, in the aggregate principal amount equal to the Initial Principal Amount, payable to the Deal Agent as agent for the Lender and its successors and assigns and maturing on the Maturity Date. The Lender and its respective successors and assigns are hereby authorized by the Borrower to endorse on the Schedule attached to the Note each payment of principal received by the Lender hereunder, which endorsement shall, in the absence of manifest error, be conclusive as to the Outstanding Principal Amount; PROVIDED, HOWEVER, that the failure to make such notation with respect to any payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note.

      SECTION 3.6 BREAKAGE COSTS.

      (a) The Borrower shall pay to the Deal Agent for the account of the Lender, upon the request of the Deal Agent, such amount or amounts as shall compensate the Lenders for any loss, cost or expense incurred by the Lender (as reasonably determined by the Deal Agent) as a result of any repayment of any of the Outstanding Principal Amount (and interest thereon) other than on the maturity date of the Commercial Paper Notes allocated by the Deal Agent to the funding of such Outstanding Principal Amount, such compensation to include, without limitation, any loss or expense suffered by the Lender during the period from the date of receipt of repayment to (but excluding) the maturity date of such Commercial Paper Notes, if the rate of interest obtainable by the Lender upon redeployment of an amount of funds equal to the amount of such repayment is less than the interest rate applicable to such Commercial Paper Notes (the "BREAKAGE COSTS"). The determination by the Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower and shall be conclusive absent manifest error.

      (b) Anything herein to the contrary notwithstanding, no Breakage Costs will be payable by the Borrower under this Section 3.6 if (i) the repayment of any portion of the Outstanding Principal Amount is made upon thirty (30) days prior written notice by the Borrower to the Deal Agent or (ii) the repayment of any portion of the Outstanding Principal Amount is made upon four (4) Business Days prior written notice by the Borrower to the Deal Agent and no more than 20% of the Outstanding Principal Amount is repaid.

      SECTION 3.7 INCREASED COSTS; CAPITAL ADEQUACY; ILLEGALITY.

      (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by the Lender or any Affiliate thereof (each of which, an "AFFECTED PARTY") with any guideline or request from any central bank or other governmental agency or authority (whether or not having the force of law), (A) shall subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to the Term Loan, or on any payment made hereunder or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of interest on the Outstanding Principal Amount), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) shall impose any other condition affecting the Term Loan or the Lender's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

      (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or
(ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

      (c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) of this Section 3.7, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of the Term Loan hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it.

      (d) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error.

      SECTION 3.8 TAXES.

      (a) All payments made by the Borrower in respect of the Outstanding Principal Amount and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Borrower shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to the Lender or the Deal Agent (as the case may be) will be increased (such increase, the "ADDITIONAL AMOUNT") such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on the Lender or the Deal Agent, respectively, with respect to payments required to be made by the Borrower or Servicer under this Agreement, by a taxing jurisdiction in which the Lender or Deal Agent is organized, conducts business or is paying taxes as of the Closing Date (as the case may be). If the Lender or the Deal Agent pays any Taxes in respect of which the Borrower is obligated to pay Additional Amounts under this Section 3.8(a), the Borrower shall promptly reimburse the Lender or Deal Agent in full.

      (b) The Borrower will indemnify the Lender and the Deal Agent for the full amount of Taxes in respect of which the Borrower is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by the Lender or the Deal Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; PROVIDED, HOWEVER, that such Lender or the Deal Agent, as appropriate, making a demand for indemnity payment, shall provide the Borrower, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a Responsible Officer of the Lender or the Deal Agent stating or otherwise evidencing that such Lender or the Deal Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date the Lender or the Deal Agent (as the case may be) makes written demand therefor.

      (c) Within 30 days after the date of any payment by the Borrower of any Taxes, the Borrower will furnish to the Deal Agent, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

      (d) Within 30 days of the written request of the Borrower therefor, the Deal Agent and the Lender, as appropriate, shall execute and deliver to the Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Taxes remitted hereunder; PROVIDED, HOWEVER, that the Deal Agent and the Lender shall not be required to deliver such certificates forms or other documents if in their respective sole discretion it is determined that the deliverance of such certificate, form or other document would have a material adverse affect on the Deal Agent or the Lender and PROVIDED FURTHER, HOWEVER, that the Borrower shall reimburse the Deal Agent or Lender for any reasonable expenses incurred in the delivery of such certificate, form or other document.

      (e) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Lender in connection with this Agreement or the funding or maintenance of the Outstanding Principal Amount hereunder, the Lender is required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this section then within ten days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as may be necessary to reimburse the Lender for any amounts paid by them.

                                   ARTICLE IV

                  PAYMENTS AND FEES AND COLLECTION ACCOUNT.

      SECTION 4.1 THE COLLECTION ACCOUNT.

      (a) The Servicer, for the benefit of the Secured Parties, shall establish and maintain in the name of the Secured Parties an Eligible Deposit Account known as the collection account (the "COLLECTION ACCOUNT"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

      (b) The Collection Account shall be initially established with First Union National Bank. The Collection Account shall at all times be an Eligible Deposit Account. All amounts held in such account shall, to the extent permitted by applicable laws, rules and regulations, be invested at the written direction of the Borrower, by the bank or trust company maintaining the Collection Account in Eligible Investments. Should the Collection Account no longer be an Eligible Deposit Account, then the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Secured Parties shall consent), with such bank's or trust company's assistance as necessary, cause the Collection Account to be moved to a bank or trust company such that the Collection Account will be an Eligible Deposit Account. Investment Earnings on funds deposited in the Collection Account shall be remitted to the Borrower as provided in Section 4.5(c) to the extent such Investment Earnings are not necessary to pay current interest and principal with respect to the Term Loan and so long as no Event of Default shall have occurred and be continuing.

      (c) The Servicer shall have the power, revocable at any time by the Secured Parties following a material adverse change in the financial condition of the Servicer, to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer to carry out its duties as servicer hereunder.

      SECTION 4.2 INTEREST PAYMENTS ON THE TERM LOAN.

      Interest accrued on the Outstanding Principal Amount for each Interest Period shall be paid on the Distribution Date following the end of each such Interest Period. The Lender shall provide the Borrower with notice of the amount of interest due not later than the Business Day immediately preceding the applicable Distribution Date. Notwithstanding the foregoing, interest shall also be due and payable to the extent the Interest Period relating to the Term Loan is terminated prior to its maturity.

      SECTION 4.3 [RESERVED]

      SECTION 4.4 COLLECTIONS.

      (a) On or before the Closing Date, the Servicer shall have instructed all Obligors to make all payments in respect of the Contracts to a Lock-Box or directly to a Lock-Box Account.

      (b) The Servicer shall transfer, or cause to be transferred, all Collections on deposit in the form of available funds in the Lock Box Account to the Collection Account by the close of business on the Business Day such Collections are received in the Lock Box Account. The Servicer shall promptly (but in no event later than two Business Days after the receipt thereof) deposit all Collections received directly by it in the Collection Account. The Servicer shall make such deposits or payments on the date indicated therein by electronic funds transfer by wire transfer, in immediately available funds.

      (c) Following the identification by either the Borrower, the Deal Agent or the Lender of any particular Contract identified as an Eligible Contract that breaches one or more of the representations, warranties or covenants set forth in Sections 6.2 or 7.1, the Borrower shall have thirty (30) days to cure such breach; PROVIDED that, in the reasonable opinion of the Deal Agent, cure is not impossible. In the event that such breach is not cured within thirty (30) days or, in the reasonable opinion of the Deal Agent, is not reasonably capable of being cured within such thirty-day period, then the Borrower shall, within five
(5) Business Days, deposit into the Collection Account an amount equal to the remaining unpaid Contract Principal Balance of each such disqualified Contract, together with interest accrued thereon through the date of such payment by the Borrower at the Annual Percentage Rate set forth in such Contract.

      SECTION 4.5 DISTRIBUTIONS FROM COLLECTION ACCOUNT.

      (a) On each Distribution Date, or if such day is not a Business Day, then the next succeeding Business Day, the Servicer shall make the following distributions from Collections received for the related Collection Period and amounts withdrawn from the Reserve Account in accordance with Section 4.11(c) in the following order of priority:

            (i) FIRST, pro rata to each Hedge Counterparty, any amounts, including any Hedge Breakage Costs, owing that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge Transaction(s), for the payment thereof;

            (ii) SECOND, to the Servicer, the Loan Servicing Fee (net of the Retained Pool Servicing Strip);

            (iii) THIRD, to the Deal Agent, on behalf of the Lender, to pay interest accrued during the related Interest Period; and

            (iv) FOURTH, to the Deal Agent, in the amount of unpaid Increased Costs and/or Taxes (if any), for payment to the Lenders in respect thereof;

            (v) FIFTH, to the Deal Agent, on behalf of the Lender, any amounts remaining after giving effect to the distributions to be made in subclauses (i) through (iv) of this Section 4.5(a), to the reduction to zero of the Outstanding Principal Amount; and

            (vi) SIXTH, to the Borrower, any amounts remaining after giving effect to the distributions to be made in subclauses (i) through (v) of this Section 4.5(a).

      (b) On the date of any prepayment made pursuant to Section 4.6, the Servicer shall make a distribution to the Deal Agent for the account of the Lender, from the Collection Account of an amount equal to the Outstanding Principal Amount plus accrued interest (to, but excluding, such day) on the amount of such prepayment. The Servicer shall also pay all Breakage Costs and Hedge Breakage Costs on such day.

      (c) So long as no Event of Default shall have occurred and be continuing, the Servicer may, on each Distribution Date, cause any and all Investment Earnings and any other amounts then held in the Collection Account after first giving effect to the distributions listed in Section 4.5(a) above, to be distributed to the Borrower.

      SECTION 4.6 PREPAYMENTS.

      (a) Borrower may prepay the Term Loan, in whole, but not in part (except pursuant to Section 4.5(a)(v), on any Business Day upon payment of the Outstanding Principal Amount, together with all interest thereon accrued and unpaid to, but excluding such date of prepayment; provided, however, any such prepayment shall include all Breakage Costs.

      (b) Any payments of principal on the Term Loan made pursuant to Section 4.5(a)(v), which payments exceed 20% of the Outstanding Principal Amount, shall constitute prepayments of the Term Loan pursuant to this Section 4.6.

      (c) Prepayment of the Term Loan shall be permitted only if the Borrower has complied with the terms of any Hedging Agreement requiring that one or more Hedge Transactions be terminated in whole or in part as the result of any such prepayment of the Outstanding Principal Amount, and the Borrower has paid all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any such termination.

      SECTION 4.7 [RESERVED]

      SECTION 4.8 PAYMENT METHOD.

      Borrower shall make all payments due hereunder to the Deal Agent on behalf of the Lender directly to the Agent's Account. All payments are to be made in immediately available funds.

      SECTION 4.9 FRAUDULENT OR PREFERENTIAL PAYMENTS.

      The Borrower agrees that, to the extent the Borrower makes a payment or payments and such payment or payments, or any part thereof, is, for any reason, subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made.

      SECTION 4.10      LENDER'S RECORDS.

      The Lender's records of all payments received with respect to the Term Loan made hereunder and the applicable interest rates shall be conclusive, absent manifest error.

      SECTION 4.11      RESERVE ACCOUNT.

      (a) On the Closing Date, the Servicer shall establish and maintain with First Union National Bank, in the name of the Deal Agent, for the benefit of the Secured Parties, a segregated account (the "RESERVE ACCOUNT") bearing a designation clearly indicating that the funds on deposit therein are held for the benefit of the Deal Agent for the benefit of the Secured Parties under this Agreement. Except as otherwise provided in this Agreement, the Deal Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof.

      (b) Funds on deposit in the Reserve Account shall be invested at the written direction of the Deal Agent (or, if the Deal Agent shall so elect, the Servicer) by the holder of the Reserve Account in Eligible Investments. Funds on deposit in the Reserve Account on any day, after giving effect to any withdrawals from and deposits to the Reserve Account on such day, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the next following Distribution Date. The holder of the Reserve Account shall maintain for the benefit of the Deal Agent possession of the negotiable instruments or securities, if any evidencing the investment of funds in the Reserve Account in Eligible Investments. On each Distribution Date, after giving effect to any withdrawals from the Reserve Account on such Distribution Date, the Investment Earnings, if any, on deposit in the Reserve Account shall be paid to the Borrower by the holder of the Reserve Account.

      (c) If, on any Distribution Date, the aggregate amount available for distribution pursuant to Section 4.5(a) or (b) is less than the aggregate amount required to be distributed pursuant to subsections 4.5(a)(i) through (iv) or 4.5(b), as the case may be, the Deal Agent shall direct the holder of the Reserve Account to withdraw the amount of such deficiency, up to the amount available in the Reserve Account, from the Reserve Account and apply such amount in the order of priority and in the manner set forth in subsections 4.5(a)(i) through (iv) or 4.5(b). If on any Distribution Date prior to the occurrence of an Event of Default, after giving effect to all withdrawals from the Reserve Account, the amount on deposit in the Reserve Account would exceed the Reserve Account Required Amount, the Deal Agent shall direct the holder of the Reserve Account to release to the Borrower the Reserve Account Surplus on such date. On the date on which the Outstanding Principal Amount, all accrued and unpaid interest thereon and all other amounts due and owing to the Lender, the Deal Agent and any Affected Party have been paid in full, and each Hedge Transaction has been terminated and each Hedge Counterparty has received all amounts owing to it under its respective Hedging Agreement, the Deal Agent shall direct the holder of the Reserve Account to withdraw all amounts then remaining in the Reserve Account and pay such amounts to the Borrower or on any Distribution Date after the occurrence of an Event of Default, the Deal Agent, in its sole discretion, may direct the holder of the Reserve Account to withdraw any amount up to the total amount on deposit in the Reserve Account and apply such amount to the payment of principal or interest at the sole discretion of the Deal Agent.

                                    ARTICLE V

                                    SECURITY

      SECTION 5.1 SECURITY FOR INDEBTEDNESS.

      As security for the payment of all obligations, liabilities and indebtedness of the Borrower to the Secured Parties, whether now or hereafter owing or existing, including all obligations hereunder and under each Hedging Agreement, and for the payment, performance and discharge of all other obligations or undertakings now or hereafter made for the benefit of the Secured Parties under this Agreement, the Note or under any other agreement, promissory note or undertaking now existing or hereafter entered into by the Borrower with or to the Secured Parties pursuant to the terms hereof, or otherwise, including any guaranty or surety obligations of Borrower owed to the Secured Parties, the Borrower and each Seller, as the case may be, hereby grants to the Secured Parties a first priority security interest in and Lien upon, their respective right, title and interest in and to, and hereby assigns, transfer and pledges to Secured Parties all of the following, whether now owned or hereafter acquired (the "COLLATERAL"):

      (a) all Contracts (as the same may be amended, modified, supplemented, restated or replaced from time to time);

      (b) all Contract Files, Charged Off Receivable Lists and Contract Lists, and all right, title and interest of the Borrower in and to the documents, agreements and instruments included in the Contract Files, including, without limitation, rights of recourse of the Borrower against the Seller;

      (c) all Insurance Policies and all rights of the Borrower in all Insurance Policies;

      (d) all security interests, Liens, guaranties, mortgages and other encumbrances in favor of or assigned or transferred to the Borrower in and to Contracts and Financed Vehicles, and all accessions thereto and replacements thereof;

      (e)   the NIM Collateral;

      (f)   the Servicing Strips;

      (g) all deposit accounts (including, without limitation, the Reserve Account), moneys, deposits, funds, accounts and instruments relating to the foregoing;

      (h) the Contract Purchase Agreement, the NIM Collateral Purchase Agreement, and all rights of the Borrower thereunder;

      (i)   Hedge Transactions, and

      (j) all products and proceeds of or related to the foregoing.

      The above-described security interests shall not be rendered void by the fact that no obligations, liabilities or indebtedness secured by the Collateral exists as of any particular date, but shall continue in full force and effect until the filing of termination statements or statements of partial release signed by Lender with respect to the Collateral.

      SECTION 5.2 COMPUTER RECORDS; REMEDIES.

      In connection with the security interest granted herein, on or prior to the Closing Date, the Servicer shall mark the computer records relating to each Contract and all other Collateral for which the Term Loan was made on such Closing Date to clearly indicate that such Contract and other Collateral has been sold to the Borrower and thereby pledged to secure the debt of Borrower to the Secured Parties. The security interests granted herein are enforceable in accordance with the UCC and this Agreement, including without limitation, all rights remedies of secured parties and otherwise as provided therein. The Borrower hereby agrees to permit the Deal Agent to inspect the Collateral, at Borrower's sole expense, upon the Deal Agent's request at any time with reasonable notice.

      SECTION 5.3 RELEASE OF LIENS.

      To the extent that (i) the Borrower shows, to the satisfaction of the Deal Agent, that the Contract Principal Balance of a specified Eligible Contract has been deposited in the Collection Account pursuant to Section 4.4(b) or 9.8, or
(ii) the Borrower shows, to the satisfaction of the

Deal Agent, that the purchase price or other payment received in connection with the sale or transfer of a specified Charged Off Receivable has been deposited in the NIM Collateral Collection Account, then upon receipt of a written request from the Borrower to the Deal Agent, the Deal Agent on behalf of the Secured Parties shall take such actions, at the Borrower's sole expense, as are necessary to release or cause the Lien of the Deal Agent on behalf of the Secured Parties on such Eligible Contract or Charged Off Receivable to be released. Upon payment in full of all Indebtedness owed hereunder, and expiration or termination of this Agreement, termination of each Hedge Transaction and payment of all amounts owing to each Hedge Counterparty under its respective Hedging Agreement, the Deal Agent on behalf of the Secured Parties shall take such actions, at the Borrower's sole expense, as are necessary to release or cause the Lien of the Deal Agent on behalf of the Secured Parties on the Collateral to be released and to cause the Contract Files then held by the Servicer to be returned to the Borrower. Any release executed by the Deal Agent on behalf of the Secured Parties shall release the Lien created hereby and shall be made without recourse, representation or warranty.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

      The Borrower hereby represents and warrants to the Secured Parties on the Closing Date as follows:

      (a) ORGANIZATION. The Borrower is a bankruptcy remote limited liability company, duly organized and validly existing in good standing under the laws of the state of Delaware, with full corporate power and authority to own its properties and to conduct its business as presently conducted.

      (b) L.L.C. AGREEMENT. The Borrower's limited liability company agreement includes (or within 30 days after date hereof will include) substantially the provisions set forth on Exhibit B hereto, and the owners of the Borrower's membership interests have severally confirmed to the Borrower that they will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws during the period beginning on the Closing Date and ending on the date that is one year and one day following the Maturity Date.

      (c) FOREIGN QUALIFICATION. The Borrower is duly qualified to do business as a foreign limited liability company and is in good standing, and has obtained all necessary licenses and approvals in all states in which the ownership or lease of property or the conduct of its business requires the qualification.

      (d) AUTHORITY. The Borrower has the power and authority to execute and deliver this Agreement, the Note and the other Documents and to carry out its respective terms and it has duly authorized the execution, delivery and performance of the of the Documents and the grant of a security interest in the Collateral to the Secured Parties by all necessary corporate action.

      (e) PURCHASE AGREEMENTS. The Purchase Agreements are the only agreements pursuant to which it purchases Contracts and the NIM Collateral; it has furnished to the Deal Agent a true, correct and complete copy of each of the Purchase Agreements; and each of the Purchase Agreements is in full force and effect and no event or circumstance has occurred that would constitute an Event of Default.

      (f) SOLVENCY. The Borrower is solvent; at the time of (and immediately after) the transfer by the Seller to the Borrower under the Purchase Agreements, the Borrower shall have been solvent.

      (g) TRUE SALES. The Borrower accounts for the transfers to it from the Seller of interests in Contracts, the other Collateral and all Collections under each Purchase Agreement as sales thereof in its books, records and financial statements, in the case consistent with GAAP and with the requirements set forth herein.

      (h) NATURE OF BUSINESS. The Borrower is primarily engaged in the business of purchasing Contracts and other Collateral pursuant to the Purchase Agreements for its own account and for the financing thereof.

      (i) SEPARATE ENTITY. The Borrower is operated as an entity with assets and liabilities distinct from those of the Seller and any Affiliates thereof (other than the Borrower), and the Borrower hereby acknowledges that the Lender is entering into the transactions contemplated by this Agreement in reliance upon the Borrower's identity as a separate legal entity from the Seller and from the other Affiliate of the Seller.

      (j) FINANCIAL STATEMENTS. All financial statements or certificates of the Borrower or any of its officers furnished to the Deal Agent fairly present the financial condition and results of operations of the Borrower at the dates. All the financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied.

      (k) ENFORCEABILITY. The Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws and equitable principles affecting creditors' rights and remedies.

      (l) NO CONFLICTS. The consummation of the transactions contemplated by the fulfillment of the terms of the Documents will not conflict with, result in any other of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under the limited liability company agreement of the Borrower, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of the indenture, agreement, mortgage, deed of trust or other the instrument, other than the Documents, or violate any law, rule, regulation or any order applicable to the Borrower of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any of its properties.

      (m) LEGAL PROCEEDINGS. There are no proceedings or investigations to which the Borrower is a party pending, or, to the best knowledge of the Borrower, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of the Documents, (b) seeking to prevent the consummation of any of the transactions contemplated by the Documents, (c) seeking any determination or ruling that would materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, the Documents or (d) which would have a material adverse effect on the ability of the Seller to perform its obligations under the Documents.

      (n) CONSENTS AND APPROVALS. All approvals, authorizations, consents, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution, delivery and performance of the Documents, have been received or taken, as the case may be.

      (o) INVESTMENT COMPANY ACT OF 1940. The Borrower is not subject to the Investment Company Act of 1940, as amended. In addition, the Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by the a company.

      (p) COLLATERAL. The Borrower hereby represents and warrants to the Secured Parties that it has good and marketable title (or its equivalent under applicable law) to the Collateral, free from Liens and the claims of any third party, except for the Deal Agent for the benefit of the Secured Parties.

      (q) SECURITY INTEREST. The Borrower has granted to the Deal Agent for the benefit of the Secured Parties a security interest (as defined in the UCC) in the Collateral, which is enforceable in accordance with the UCC upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Deal Agent as agent for the Secured Parties and the Borrower as debtor, the Deal Agent, as agent for the Secured Parties, shall have a first priority perfected security interest in the Collateral. All filings (including, without limitation, the UCC filings) as are necessary in any jurisdiction to perfect the interest of the Deal Agent, as agent for the Secured Parties, in the Collateral have been (or prior to the Closing Date will be) made.

      (r) TAX STATUS. The Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have been or may be shown to be due pursuant to the returns or pursuant to any assessment received by it, except the taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The tax returns are complete and accurate in all respects.

      (s) ADDRESSES. During the four (4) months prior to the Closing Date, the Borrower has not been known by any other names and has not been located at any addresses other than its current address.

      (t) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto or in connection herewith is true and correct in all material respects.

      SECTION 6.2 REPRESENTATIONS AND WARRANTIES RELATING TO THE CONTRACTS.

      Each of the Borrower, ALAC and ALACRC hereby represents and warrants to the Secured Parties on the Closing Date as follows:

      (a) MARKING OF RECORDS. It has caused the portions of its records relating to the Contracts to be clearly and unambiguously identified to show that the Collateral has been sold to the Seller by ALAC and resold by the Seller to the Trust in accordance with the terms of the Sale and Servicing Agreement.

      (b) COMPUTER TAPE. The Computer Tape made available to the Deal Agent was complete and accurate as of the date thereof and includes a description of the same Contracts as those described in the Contract List and of the Collateral.

      (c)   [RESERVED].

      (d) CONTRACT FILES COMPLETE. There exists a Contract File pertaining to each Contract and such Contract File contains, without limitation, (a) a fully executed original of the Contract, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the Obligor named in the Contract pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (c) the original Lien Certificate or application therefor and (d) an original credit application (which may be in electronic form) by the Obligor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form described in clauses
(a), (b), (c) and (d) above have been properly filled in and each form has otherwise been correctly prepared. Notwithstanding the above, a copy of the complete Contract File for each Contract (other than a Future Delivery Contract), listed on the related Contract List is in the possession of the Custodian.

      (e) LAWFUL ASSIGNMENT. No Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Contract under either of the Purchase Agreements or this Agreement. It has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Contracts.

      (f) GOOD TITLE. No portion of the Collateral has been sold, transferred, assigned or pledged by it to any Person other than the Borrower. Immediately prior to the conveyance of the

Collateral to the Borrower pursuant to this Agreement, it was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon the transfer thereof by it pursuant to the Purchase Agreements, the relevant Seller had good and indefeasible title to and will be the sole owner of such portion of the Collateral transferred by it pursuant to a Purchase Agreement, free of any Lien. No dealer or Client Bank has a participation in, or other right to receive, proceeds of any Contract. No Seller as taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policy or the related dealer agreements or the Client Bank Agreements or to payments due under such Contracts.

      (g) SECURITY INTERESTS IN FINANCED VEHICLE. Each Contract creates a valid, binding and enforceable first priority security interest in favor of ALAC in the related Financed Vehicle. With respect to any Contract originated in a state in which a notation of security interest on the title document of the Financed Vehicle securing such Contract is required or permitted to perfect such security interest, the Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received no later than December 31, 1998 and will show ALAC or the applicable Client Bank named as the original secured party under each Contract as the holder of a first priority security interest in such Financed Vehicle and with respect to any Contract that was originated in a jurisdiction in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show ALAC named as the original secured party under such Contract, and in either case, the Deal Agent has the same rights as such secured party under such Contract, and in either case, the Deal Agent has the same rights as such secured party has or would have (if such secured party were still the owner of the Contract) against all parties claiming an interest in such Financed Vehicle. With respect to each Contract for which the Lien Certificate has not yet been returned from the Registrar of Titles, ALAC has received written evidence from the related dealer that such Lien Certificate showing ALAC or the applicable Client Bank as first lienholder has been applied for and (i) ALAC's security interest has been validly assigned to the Borrower pursuant to the Contract Purchase Agreement and (ii) the Borrower's security interest has been validly assigned by the Borrower to the Deal Agent pursuant to this Agreement. Immediately after the sale, transfer and assignment thereof by the Borrower to the Deal Agent, as agent for the Secured Parties, each Contract will be secured by an enforceable and perfect first priority security interest in the Financed Vehicle in favor of the Deal Agent, as agent for the Secured Parties, as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle arising subsequent to the Closing Date).

      (h) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Deal Agent, as agent for the Secured Parties, a first priority perfected lien on, or ownership interest in, the Collateral and the proceeds thereof have been made, taken or performed.

      (i) NO IMPAIRMENT. It has not done anything to convey any right to any Person that would result in such Person having a right to payments due under any portion or all of the Collateral or otherwise to impair the rights of the Borrower, the Lender, the Deal Agent or any Secured Party in any portion or all of the Collateral or the proceeds thereof.

      (j) CONTACTS NOT ASSUMABLE. No Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations with respect to such Contract.

      (k) NO DEFENSES. No portion of the Collateral is subject to any right of recession, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any portion or all of the Collateral.

      (l) NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any of the Sale and Servicing Agreements, the Spread Account Agreement or any other Document, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any of the Sale and Servicing Agreements, the Spread Account Agreement or any other Document, and there has been no waiver of any of the foregoing.

      (m) INSURANCE. At the time of origination of each Contract, the related Financed Vehicle was required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Contract, (ii) naming ALAC or the applicable Client Bank and their successors and assigns as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Contract requires the Obligor to maintain physical loss and damage insurance, naming ALAC or the applicable Client Bank and their successors.

      (n) ELIGIBLE CONTRACTS. All Contracts identified as Eligible Contracts in a Contract File is, as of the Closing Date, an Eligible Contract.

      (o) CHARGED OFF RECEIVABLES. All Contracts identified as Charged-Off Receivables in the Charged Off Receivables List are, as of the Closing Date, Charged Off Receivables.

      (p) DEFAULTED CONTRACTS. Each Contract identified as a Defaulted Contract in the Defaulted Contract List is, as of the Closing Date, a Defaulted Contract.

      (q) DELINQUENT CONTRACTS. Each Contract identified as a Delinquent Contract, in the Delinquent Contract List is, as of the Closing Date, a Delinquent Contract.

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      SECTION 6.3 PURCHASE OF CONTRACTS UPON BREACH.

      Upon discovery by the Deal Agent, the Servicer, a Seller or the Borrower of a breach of any of any of the representations and warranties of the Borrower or a Seller set forth in Section 6.2 that adversely affects the interests of the Deal Agent as agent for the Secured Parties or the Secured Parties in a Contract, the party discovering such breach shall give prompt written notice to the others. Within sixty (60) Business Days of such notice being given the party who breached such representation or warranty (the "REPURCHASING PARTY"), shall repurchase such Contract from the Borrower. The Repurchasing Party will deposit an amount equal to the Contract Principal Balance, together with all accrued and unpaid interest thereon through the date of such repurchase in the Collection Account.

      SECTION 6.4 REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

      The Servicer represents and warrants to the Secured Parties on the Closing Date as follows:

      (a) CORPORATE EXISTENCE. The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and is duly qualified to do business, and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified.

      (b) CORPORATE POWER; AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by the Servicer of this Agreement and all the other Documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Servicer's charter or by-laws, (ii) any law, rule or regulation applicable to the Servicer, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Servicer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens, as created hereunder, on the Contracts). This Agreement has been duly executed and delivered on behalf of the Servicer.

      (c) ENFORCEABLE OBLIGATION. This Agreement and the other Documents to which it is a party are the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

      (d) SOLVENCY. The Servicer is not insolvent, nor is the Servicer aware of any pending insolvency.

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                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.1 COVENANTS OF THE BORROWER.

      The Borrower hereby covenants for the benefit of the Secured Parties as follows:

      (a) PAYMENT OF PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE. The Borrower will pay when due all amounts of principal and interest on the Term Loan and all other amounts payable by it hereunder.

      (b) MERGER, ETC. The Borrower will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person, other than, with respect to asset dispositions, in connection herewith.

      (c) ACCOUNTING OF PURCHASES. The Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Purchase Agreements in any manner other than the sale of Contracts and other Collateral by the Seller to it.

      (d) NATURE OF BUSINESS. The Borrower will engage in no business other than the purchase of Contracts and other Collateral from the Seller, the financing and/or resale of such Contracts and other Collateral and the other transactions permitted or contemplated by this Agreement and related transactions.

      (e) CONTRACTS. With respect to each Contract acquired by it from the Seller, the Borrower will (i) acquire such Contract pursuant to and in accordance with the terms of the respective Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence its ownership of such Contract, including, without limitation, (A) filing and maintaining effective financing statements (Form UCC-1) against the Seller in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Lender may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Contracts and the other Collateral.

      (f) SALES OF CONTRACTS; LIENS. Except for the conveyances hereunder, without the prior written consent of the Secured Parties, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, or assume any Lien on any Contract now existing or hereafter created, or any interest therein while this Agreement is in effect. The Borrower shall, or shall cause the Servicer to, in the normal course of its or the Servicer's business, cause any such Lien to be removed or released.

      (g) MAINTENANCE OF SEPARATE EXISTENCE. The Borrower will do all things necessary to maintain its corporate existence separate and apart from the Seller and all other Affiliates of the Seller, including, without limitation, (i) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records; (ii) having a sole manager which is a corporation having a board of directors at least one member of which is not an officer, director or employee of any of its Affiliates; (iii) refraining from holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates; (iv) maintaining all of its deposit and other bank accounts and all of its assets separate from those of any other Person; (v) maintaining all of its financial records separate and apart from those of any other Person and ensuring the Seller's consolidated financial statements relating to the Borrower and its Affiliates on a consolidated basis contain appropriate disclosures concerning the Borrower's separate existence; (vi) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (vii) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Borrower, the Seller or any other Affiliate of the Borrower to substantively consolidate assets and liabilities of the Borrower with the assets and liabilities of any such Person or any other Affiliate of the Borrower; (viii) maintaining adequate capitalization in light of its business and purpose; and (ix) conducting all of its business (whether written or oral) solely in its own name.

      (h) TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into, or be a party to, any transaction with any of its Affiliates, except the transactions permitted or contemplated by this Agreement and a Purchase Agreement.

      (i) CHANGE IN A PURCHASE AGREEMENT. The Borrower will not materially amend, modify, waive or terminate any terms or conditions of any Purchase Agreement without the consent of the Secured Parties.

      (j) AMENDMENT TO L.L.C. AGREEMENT. The Borrower will not amend, modify or otherwise make any change to its limited liability company agreement to delete or otherwise nullify or circumvent the provisions set forth on Exhibit B hereto.

      (k) COMPLIANCE WITH LAWS. The Borrower will comply, in all material respects, with all laws, acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Contracts or any part thereof; PROVIDED, HOWEVER, that the Borrower may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Lender in the Contracts and the related Financed Vehicles. The Borrower will comply, in all material respects, with all requirements of laws, acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Borrower. At no time shall the Borrower be subject to the Investment Company Act of 1940, as amended.

      (l) FINANCING STATEMENTS. The Borrower shall execute and file such continuation statements and any other documents requested by the Deal Agent or which may be required by law or deemed necessary or advisable by the Deal Agent to fully preserve and protect the interest of the Deal Agent as agent for the Secured Parties or any of its respective successors or assigns in the Collateral.

      (m) LOCATION OF OFFICES; CORPORATE NAME. The Borrower will not, without providing 30 days prior written notice to the Lender and without filing such amendments to any previously filed financing statements as the Secured Parties may require (a) change the location of its principal executive office, or (b) change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed by the Borrower in accordance with this Agreement misleading within the meaning of Article 9-402(7) of any applicable enactment of the UCC. The Borrower shall at all times maintain each office in which it holds or services Contracts and its principal executive office within the United States of America.

      (n) LOCK-BOXES. The names and addresses of all the Lock-Box Banks, together, with the account numbers of the Lock-Box Accounts of the Borrower at such Lock-Box Banks and the names, addresses and account numbers of all accounts to which Collections on the Contracts prior to the Closing Date hereunder have been sent, are specified in Schedule I (which shall be deemed to be amended in respect of terminating or adding any Lock-Box Account or Lock-Box Bank upon satisfaction of the notice and other requirements specified in respect thereof).

      (o) FURTHER ASSURANCES. The Borrower will make, execute or endorse, acknowledge, and file or deliver to the Deal Agent on behalf of the Secured Parties from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Deal Agent, as the Deal Agent may request.

      (p) MAINTENANCE OF BOOKS AND RECORDS; INSPECTIONS. The Borrower shall maintain its books and records separate from the books and records of any other entity. The officers of the Deal Agent, or such employees of the Deal Agent as the Deal Agent may designate, with reasonable notice, may visit and inspect any of the properties of the Borrower, examine (either by the Deal Agent or the Deal Agent's agents or employees) any of the Collateral, or other assets of the Borrower, including the books of account of the Borrower, and discuss the affairs, finances and accounts of the Borrower with its officers and with its independent accountants, at such times as they may reasonably desire.

      The Deal Agent may conduct at any time, with reasonable notice, and from time to time, and the Borrower will fully cooperate with, field examinations and audits of the inventory, Contracts and business affairs of the Borrower. Such examination will be conducted no more than twice per year, except upon the occurrence of any material adverse change in the financial condition of a Borrower. The Borrower shall reimburse the Deal Agent for all out-of-pocket costs and expenses in connection with such examinations.

      (q) NO COMMINGLING. The Borrower shall maintain separate bank accounts and no funds of the Borrower shall be commingled with funds of any other entity.

      (r)   [RESERVED].

      (s) INVESTMENTS. Except as permitted by this Agreement, the Borrower will not own any subsidiary or lend or advance any moneys to, or make an investment in, or make any capital contributions or expenditures in or related to any Person without the prior written consent of the Deal Agent.

      (t) PAYMENT OF TAXES. The Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a material Lien or charge upon any of its properties or assets; PROVIDED that it shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by it, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and it shall have set aside on its books, adequate reserves with respect thereto.

      (u) NOTICES. The Borrower will notify the Deal Agent, as soon as possible, and in any event within five (5) days after notice to the Borrower, of (a) the occurrence of any Event of Default, (b) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (c) the failure of the Borrower or any Affiliate of the Borrower to observe any of its material undertakings under the Documents, or (d) any change in the status or condition of the Borrower or the Collateral that would materially adversely affect the Borrower's ability to perform its obligations under the Documents.

      (v) INDEBTEDNESS. The Borrower will not create, incur or suffer to exist any Indebtedness other than that exists under, or is permitted by, this Agreement or the other Documents, any Indebtedness incurred in connection with this Agreement or the other Documents and as otherwise consented to by the Deal Agent in writing prior to its incurrence.

      (w) NO AMENDMENTS, MODIFICATIONS OR WAIVERS. The Borrower will not agree, and will not permit any party to any Purchase Agreement, to make any amendment, modification, waiver, restatement, replacement or other change to any Document without the prior written consent of the Deal Agent.

      (x) HEDGE REQUIREMENTS. The Borrower shall enter into one or more Hedge Transactions for the purpose of hedging its obligations under this Agreement, provided that each such Hedge Transaction shall be entered into with a Hedge Counterparty and governed by a Hedging Agreement and all payments made by the Hedge Counterparty with respect to each such Hedge Transaction shall be made to the Collection Account. As additional security hereunder, Borrower hereby assigns to the Secured Parties all right, title and interest of Borrower in each Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to Borrower under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty ("HEDGE COLLATERAL"), and grants a security interest to the Secured Parties in the Hedge Collateral. Borrower acknowledges that, as a result of that assignment, Borrower may not, without the prior written consent of the Lender, exercise any rights under any Hedging Agreement or Hedge Transaction, except for Borrower's right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower's obligations under this Section 7.1(x). Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of any Secured Party to the performance by the Borrower of any such obligations.

      SECTION 7.2 YEAR 2000 COMPATIBILITY.

      The Borrower shall take all action necessary to assure that, prior to January 1, 2000, the Borrower's computer system is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Deal Agent, the Borrower shall provide assurance acceptable to the Deal Agent of the Borrower's Year 2000 compatibility.

                                  ARTICLE VIII

             ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS

      The Servicer and the Borrower will deliver to the Deal Agent the following:

      SECTION 8.1 [RESERVED].

      SECTION 8.2 QUARTERLY STATEMENTS.

      As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter (other than the fourth) of the Servicer and of the Borrower:

      (a)   its income statements for such quarter, and

      (b)   its balance sheet as of the end of such quarter,

setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable), all in reasonable detail, subject to year-end adjustments, and certified by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or any Assistant Treasurer of the Servicer or Borrower , as the case may be, to be accurate and to have been prepared in accordance with the books and records of the Servicer or Borrower, as the case may be, and in accordance with generally accepted accounting principles, consistently applied; PROVIDED, HOWEVER that if in any quarter for which quarterly statements are required pursuant this Section
8.2 the Borrower is part of a consolidated financial group, quarterly statements for such consolidated financial group will satisfy the Borrower's quarterly statement requirement hereunder.

      SECTION 8.3 MONTHLY REPORT.

      On or before the 17th day of each calendar month (or, if such day is not a Business Day, then on the next succeeding Business Day) (each such date, a "DETERMINATION DATE"), the Servicer will deliver a report for the Borrower, substantially in the form of Exhibit D attached hereto (the "MONTHLY REPORT").

      SECTION 8.4 REQUESTED INFORMATION.

      With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of the Borrower as the Deal Agent may reasonably request from time to time.

                                   ARTICLE IX

                                    SERVICING

      SECTION 9.1 DUTIES OF SERVICER.

      The Servicer, as agent for the Borrower, shall manage, service, administer and make collections on and in respect of the Collateral with reasonable care, using that degree of skill and attention that a prudent person would use comparable assets. The Servicer's duties shall include collecting and posting of all payments received on all of the Collateral, arranging for the sale or other liquidation of the Charged Off Contracts, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the Collateral, accounting for Collections and furnishing monthly and annual statements to the Deal Agent and the Borrower with respect to distributions, generating federal income tax information and performing the other duties specified herein. The Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable in accordance with the above described servicing standard. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Borrower and the Lender to execute and deliver, on behalf of itself or the Borrower or Lender, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts and the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Borrower, a legal proceeding to enforce a Defaulted Contract or Charged Off Receivable pursuant to Section 9.4 or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Contract, including a Defaulted Contract or a Charged Off Contract. If the Servicer commences or participates in such a legal proceeding in its own name, the Borrower shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Contract, such Contract to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the

Servicer is authorized and empowered by the Borrower to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Contract, the Borrower and the Lender shall, at the Servicer's expense and direction, take steps to enforce such Contract, including bring suit in the appropriate Borrower's name. The Borrower and the Lender shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Agreement.

      SECTION 9.2 COLLECTION OF CONTRACT PAYMENT.

      The Servicer shall make reasonable efforts to collect all payments called for under each item of Collateral as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable Collateral, including, with respect to the Contracts, automobile and light duty truck receivables that it services for itself or others. The Servicer shall be authorized to grant extensions, rebates or adjustments on a Contract without the prior consent of the Borrower; PROVIDED that extensions or modifications of the payment schedule of a Contract can be made only in accordance with the customary servicing procedures of the Servicer, provided that the amount of any extension fee charged in connection with the extension of a Contract is deposited into the Collection Account by the Servicer within two Business Days of receipt. The Servicer may, in accordance with its customary servicing procedures, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Contracts.

      SECTION 9.3 POSSESSION OF CONTRACT FILES.

      (a) The Servicer, while acting as agent for the Borrower in connection with performing its activities as Servicer on behalf of the Borrower, shall hold all Contracts and Contract Files in its possession which have been pledged to the Secured Parties to secure the Indebtedness described in Section 5.1 above, solely as the agent of, and for the benefit of, the Secured Parties, and the Servicer shall act only on the direction or authorization of the Lender on behalf of the Secured Parties with regard to such pledged Contracts.

      (b) On or prior to the thirtieth day following the Closing Date the Servicer, on behalf of the Borrower shall cause (i) each Contract and related Contract File that, as of the Closing Date, is in the possession of a Seller (each such Contract a "FUTURE DELIVERY CONTRACT") to be delivered to the Custodian and (ii) the Custodian to deliver to the Deal Agent a certificate evidencing the possession of the Custodian of all Future Delivery Contracts pursuant to the Custodian Agreement. On or prior to the Closing Date the Servicer, on behalf of the Borrower, shall deliver to the Deal Agent a list (the "FUTURE DELIVERY CONTRACT LIST") setting forth (x) the Contract number of each such Future Delivery Contract, (y) the name of the Obligor of each such Future Delivery Contract and (z) the Contract Principal Balance of each such Future Delivery Contract.

      SECTION 9.4 REALIZATION UPON CONTRACTS.

      The Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract secured by the Financed Vehicle. The Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of automobile and light duty truck receivables, which practices and procedures may include reasonable efforts to realize upon any recourse to dealers, selling the related Financed Vehicle at public or private sale and other actions by the Servicer in order to realize upon such a Contract and selling the Charged Off Receivables. The Servicer shall be entitled to recover its reasonable expenses with respect to each Defaulted Contract. All Recoveries realized in connection with any such action with respect to a Contract shall be deposited by the Servicer in the Collection Account. The foregoing is subject to the proviso that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the Recoveries of the related Contract by an amount greater than the amount of such expenses.

      SECTION 9.5 MAINTENANCE OF PHYSICAL DAMAGE INSURANCE POLICIES.

      The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering each Financed Vehicle as of the origination of the related Contract. The Servicer shall deposit in the Collection Account, all amounts received by the Servicer in respect of or as proceeds of any Insurance Policy. To the extent Servicer maintains any Insurance Policy with respect to any Collateral hereunder, the Secured Parties shall be named in such policy as loss payee.

      SECTION 9.6 MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES.

      The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Vehicle. The Borrower hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to reperfect such security interest on behalf of the Secured Parties in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Contract to the Secured Parties is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to Deal Agent as agent for the Secured Parties a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Secured Parties for the purpose of perfecting the security interest of the Secured Parties in such Financed Vehicle and agrees that the Servicer's listing as the secured party on the certificate of title is in this capacity as agent of the Secured Parties. It is understood by the parties hereto that the Servicer will not retitle Financed Vehicles or note any security interest on the titles thereto.

      SECTION 9.7 COVENANTS OF SERVICER.

      The Servicer hereby covenants for the benefit of the Secured Parties as follows:

      (a) LIENS IN FORCE. Except as contemplated by this Agreement, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Contract.

      (b) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Secured Parties in the Contracts.

      (c) NO AMENDMENTS. Subject to Section 9.2, the Servicer shall not amend or otherwise modify any Contract.

      (d) SERVICING AND COLLECTION POLICY. The Servicer shall develop within 30 Business Days of the Closing Date, a servicing and collection policy which shall be reasonably acceptable to the Deal Agent, PROVIDED, HOWEVER, that the Servicer shall not amend, modify, change, supplement or rescind any servicing and collection policy in place as of the Closing Date if such amendment, modification, change, supplement or rescindment shall adversely affect the collectability of any Contract.

      (e) CONTRACT FILES. The Servicer shall deliver the Contract Files to the Custodian in accordance with Section 2 of the Custodial Agreement.

      SECTION 9.8 PURCHASE OF CONTRACTS UPON BREACH.

      Upon discovery by the Deal Agent, the Servicer or the Borrower of a breach of any of the covenants of the Servicer set forth in Section 9.7 that materially and adversely affects the interests of the Deal Agent as agent for the Secured Parties, the Secured Parties or the Borrower in a Contract, the party discovering such breach shall give prompt written notice to the others. Within sixty (60) Business Days of such notice being given to the Servicer, the Servicer shall, unless such breach or impropriety shall have been cured in all material respects, purchase such Contract from the Borrower. The Servicer will deposit an amount equal to the Contract Principal Balance, together with all accrued and unpaid interest thereon through the date of such purchase in the Collection Account.

      SECTION 9.9 ANNUAL STATEMENT AS TO COMPLIANCE.

      The Servicer shall deliver to the Deal Agent, within 60 days following the end of each calendar year, beginning with December 31, 1998, an officer's certificate of the Servicer, stating that (i) a review of activities of the Servicer from the Closing Date to the date of such certificate and of its performance under the Agreement has been made, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

      SECTION 9.10      ANNUAL ACCOUNTANTS' REPORT.

      The Servicer shall cause a firm of independent accountants (who may also render other services to the Servicer or to the Seller) to deliver to the Borrower within 60 days following the end of each calendar year, beginning with December 31, 1998, a report to the effect that such accountants have examined certain records and documents relating to the servicing of retail sale contracts similar to the Contracts and that such examination (1) was performed in accordance with standards established by the American Institute of Certified Public Accountants, and (2) included necessary procedures relating to automotive loans serviced for others. Such report shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

      SECTION 9.11      AMENDMENTS TO CONTRACT LIST.

      The Servicer will provide to the Lender a written amendment to the Contract List or the Charged Off Receivables List (i) at any time necessary to make such list true and correct in all material respects and (ii) in any event, promptly upon the removal of any Contract.

      SECTION 9.12      LOAN SERVICING FEE.

      On each Distribution Date, the Servicer shall, unless waived by the Servicer, be entitled (i) to collect a servicing fee, in arrears, in an amount equal to the lesser of (A) the product of (x) one-twelfth of the Servicing Fee Rate and (y) the aggregate Contract Principal Balance of Eligible Contracts, Defaulted Contracts and Delinquent Contracts owned by the Borrower as of the last day of the immediately preceding calendar month and (B) the amount of Collections received in respect of the Eligible Contracts, Delinquent Contracts and Defaulted Contracts during the calendar month preceding such Distribution Date (the "LOAN SERVICING FEE"), and (ii) unless otherwise provided herein, to keep all late fees, prepayment charges and other administrative fees.

      SECTION 9.13      SUBSERVICERS.

      The Servicer shall be permitted to appoint any of its Affiliates as a subservicer under this Agreement; PROVIDED that the Servicer shall remain ultimately liable for all servicing obligations.

      SECTION 9.14      SERVICER TERMINATION EVENTS.

      (a) Each of the following events shall constitute a "SERVICER TERMINATION EVENT"):

            (i) Any failure by the Servicer to make any payment under this Agreement required to be made by the Servicer when due and such failure continues for a period of two (2) Business Days.

            (ii) Failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in Document, which failure shall continue unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (A) the date on which written notice of such failure is given, or (B) the date of actual knowledge thereof by an officer of the Servicer.

            (iii) (a) Any representation or warranty of the Servicer in any of the Documents is discovered to be untrue in any material respect or any statement or certificate furnished by the Servicer pursuant hereto is discovered to be untrue in any material respect on the date as of which the facts therein set forth or certified were deemed to have been made and
      (b) such representation, warranty, statement or certificate shall remain uncured for a period of thirty (30) days from the earliest to occur of (A) the date on which written notice of such misrepresentation is given, or
      (B) the date of actual knowledge of such misrepresentation by an officer of the Borrower or the Deal Agent, as the case may be.

            (iv) A bankruptcy, insolvency or similar event occurs with respect to the Servicer.

            (v) On or after the Closing Date, any Change in Control of the Servicer occurs without the prior written consent of the Deal Agent.

      (b) Upon the occurrence of one or more Servicer Termination Events, the Deal Agent may and upon instruction from the Lender shall (i) collect and receive all further payments made on the Collateral, (ii) instruct the Obligors to make payments to a lock-box or other location designated by the Lender, (iii) control deposits to and disbursements from the Collection Account, (iv) require any payments received by the Servicer or the Borrower to be paid promptly over to the Agent's Account or (v) terminate the rights of the Servicer and appoint a successor Servicer satisfactory to the Deal Agent (in the Deal Agent's sole discretion).

      SECTION 9.15      YEAR 2000 COMPATIBILITY.

      The Servicer shall take all action necessary to assure that, prior to January 1, 2000, the Servicer's computer system is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Deal Agent, the Servicer shall provide assurance acceptable to the Deal Agent of the Servicer's Year 2000 compatibility.

                                    ARTICLE X

                              DEFAULTS AND REMEDIES

      SECTION 10.1      EVENTS OF DEFAULT.

      Each of the following shall constitute an "Event of Default" hereunder:

      (a) Failure of the Borrower to make any payment of interest or principal which is or has become due under the terms of the Documents and such failure has not been remedied within two (2) Business Days following the date such payment is due; PROVIDED, HOWEVER, that payments due as a result of the acceleration of the maturity of the obligations hereunder shall be immediately due and payable and not subject to any grace period hereunder.

      (b) Failure on the part of the Borrower duly to observe or to perform in any material respect any other covenants or agreements of the Borrower set forth in any Document, which failure shall continue unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (A) the date on which written notice of such failure is given, or (B) the date of actual knowledge thereof by an officer of the Borrower or the Seller, as the case may be.

      (c) Any representation or warranty of the Borrower in any of the Documents is discovered to be untrue in any material respect or any statement or certificate furnished by the Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth above stated or certified.

      (d) If the Borrower (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect; or (iv) shall have had any such action or application filed or any such proceeding commenced against it in which an order for relief is requested or entered or an adjudication or appointment is made (which application or proceeding is not dismissed within sixty (60) days of filing); or (v) shall indicate, by any act or omission, its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship or the occurrence of any event or existence of any condition which could be the ground, basis or cause for any action, application, proceeding or petition described in this Section 10.1(d).

      (e) The Borrower voluntarily or involuntarily is dissolved, terminates or is terminated.

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
      (f) The entry of a final judgment for the payment of money in excess of $20,000 against the Borrower which, within thirty (30) days after such entry, shall not have been vacated, discharged or stayed or bonded pending appeal.

      (g) The occurrence of a Servicer Termination Event.

      (h) The assignment or attempted assignment by the Borrower of any of its rights under any of the Documents, or delegation or attempted delegation by the Borrower of any of its obligations under any of the Documents, without first obtaining the specific written consent of the Secured Parties, or the granting by the Borrower of any Lien on any Collateral to a Person other than the Deal Agent as agent for the Secured Parties.

      (i) On or after the Closing Date, any Change in Control shall occur as to the Borrower.

      SECTION 10.2      REMEDIES UPON DEFAULT.

      (a) Upon the occurrence of one or more Events of Default (other than Section 10.1(d)), the Deal Agent may, and upon instruction of the Lender shall, immediately declare all or any portion of the Outstanding Principal Amount to be immediately due and payable, together with all interest thereon and fees and expenses accruing under any of the Documents. Upon such declaration, the Outstanding Principal Amount shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower. Upon the occurrence of an Event of Default specified in Section 10.1(d), the principal of the Note then outstanding shall automatically become due and payable, without any further action of the Deal Agent.

      (b) Upon the occurrence of one or more Events of Default, the Deal Agent shall have the right to obtain physical possession of all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come into the possession of the Borrower or any third party acting for the Borrower.

      (c) Upon the occurrence of one or more Events of Default, the Deal Agent on behalf of the Secured Parties shall have the right to dispose of the Collateral as provided herein, or as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by law. Without limiting the rights of the Deal Agent hereunder, the Deal Agent as agent for the Secured Parties shall be entitled, without limitation, to place the Contracts which it recovers after any default in a pool for issuance of automobile loan receivable-backed securities at the then prevailing price for such securities and to sell such securities for such prevailing price in the open market as a commercially reasonable disposition of collateral subject to the applicable requirements of the UCC. The Deal Agent as agent for the Secured Parties shall also be entitled to sell any or all of such Contracts individually for the prevailing price as a commercially reasonable disposition of collateral subject to the applicable requirements of the UCC. The specification in this
Section 10.2 of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the UCC) at the option of the Deal Agent.

      SECTION 10.3      INDEMNIFICATION.

      The Borrower agrees to hold the Deal Agent and each of the Secured Parties harmless from and indemnifies the Deal Agent and each of the Secured Parties against all liabilities, losses, damages, judgments, costs, and expenses of any kind which may be imposed on, incurred by, or asserted against the Deal Agent and each of the Secured Parties relating to or arising out of (i) any Event of Default or the breach by Borrower of any of its representations, warranties and covenants contained in this Agreement or any transaction contemplated hereby (including without limitation any failure of the Borrower to pay when due (at maturity, by acceleration or otherwise) principal, interest, fees or any other amounts due under this Agreement or the Documents) resulting from anything other than the Deal Agent's or a Secured Party's willful misconduct or negligence, or
(ii) any product liability claims relating to any Contract, any Obligor or any Financed Vehicle whatsoever. The Borrower also agrees to reimburse the Deal Agent and each of the Secured Parties for all reasonable expenses in connection with the enforcement of any or all of the Documents, including this indemnification provision and including without limitation the reasonable fees and disbursements of counsel. If the Deal Agent or any of the Secured Parties sustains or incurs any such loss or expense it will from time to time promptly notify Borrower in writing of the claim giving rise to a request for indemnification and the amount determined in good faith by the Deal Agent or the Secured Party seeking indemnification to be necessary to indemnify such Person for such loss or expense; PROVIDED, HOWEVER, that failure to give such notice shall not limit or affect the Borrower' indemnification obligations hereunder. The amount owed by the Borrower hereunder will be paid promptly by Borrower to the Person seeking indemnification hereunder after presentation by such Person of a statement setting forth an explanation of its calculation of such amount. The Borrower's agreements in this Section 10.3 shall survive the payment in full of the Note and the expiration or termination of this Agreement. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligations of the Borrower under the Note, including any deficiencies resulting from sale of the Collateral pursuant to Section 10.2, are recourse obligations of the Borrower.

      SECTION 10.4      POWER OF ATTORNEY.

      The Borrower hereby authorizes the Deal Agent, on behalf of the Secured Parties, at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as the Deal Agent at its option may deem appropriate, and appoints the Deal Agent as the Borrower's attorney-in-fact (but without requiring the Deal Agent to act) to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Deal Agent deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Borrower as its attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable without the Deal Agent's consent.

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
                                   ARTICLE XI

                                 THE DEAL AGENT

      SECTION 11.1      AUTHORIZATION AND ACTION.

      Each Secured Party hereby designates and appoints the Deal Agent as Deal Agent hereunder, and authorizes the Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Deal Agent shall not be required to take any action which exposes the Deal Agent to personal liability or which is contrary to this Agreement or applicable law. The appointment and authority of the Deal Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.

      SECTION 11.2      DELEGATION OF DUTIES.

      The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      SECTION 11.3      EXCULPATORY PROVISIONS.

      Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Deal Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in
Article III. The Deal Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Deal Agent shall not be deemed to have knowledge of any Event of Default unless the Deal Agent has received notice from the Borrower or a Secured Party.

      SECTION 11.4      RELIANCE.

      The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of VFCC or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties; PROVIDED, THAT, unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action, as the Deal Agent shall deem advisable and in the best interests of the Secured Parties. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of VFCC and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

      SECTION 11.5      NON-RELIANCE ON DEAL AGENT.

      Each Secured Party expressly acknowledges that neither the Deal Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Deal Agent. Each Secured Party represents and warrants to the Deal Agent that it has and will, independently and without reliance upon the Deal Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement.

      SECTION 11.6      DEAL AGENT IN ITS INDIVIDUAL CAPACITY.

      The Deal Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Deal Agent, were not the Deal Agent hereunder.

      SECTION 11.7      SUCCESSOR DEAL AGENT.

      The Deal Agent may, upon 5 days' notice to the Secured Parties, and the Deal Agent will, upon the direction of the Lender, resign as Deal Agent. If the Deal Agent shall resign, then the Lender shall, during such 5-day period, appoint a successor Deal Agent. If for any reason no successor Deal Agent is appointed by the Lender during such 5-day period, then effective upon the expiration of such 5-day period, the Lender shall perform all of the duties of the Deal Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the Lender and the Secured Parties directly to the Lender and the Secured Parties and for all purposes shall deal directly with the Secured Parties. After any retiring Deal Agent's resignation hereunder as Deal Agent, the provisions of Article VIII and Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

      SECTION 12.1      AGREEMENT CONSTITUTES SECURITY AGREEMENT.

      This Agreement is intended by the parties hereto to be governed by Georgia law, and to constitute a security agreement within the meaning of the UCC.

      SECTION 12.2      ASSIGNMENT; PARTICIPATIONS.

      The rights of the Deal Agent and the Secured Parties under this Agreement, the Note, the Collateral and all other rights hereunder and thereunder may be assigned to any Person without the consent of the Borrower. The Documents shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto. This Agreement may not be assigned by the Borrower without the prior written consent of the Deal Agent (which consent shall be granted in the Deal Agent's sole discretion).

      SECTION 12.3      AMENDMENTS; REMEDIES CUMULATIVE.

      This Agreement may be amended or modified from time to time only by written agreement of the Deal Agent, the Lender and the Borrower. Any forbearance, failure, or delay by a party (including any Hedge Counterparty) in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by a party (including any Hedge Counterparty) of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of a party (including any Hedge Counterparty) shall continue in full force and effect until specifically waived by it in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise. No amendment, waiver or other modification effecting the rights or obligations of any Hedge Counterparty shall be effective against such Hedge Counterparty without the written agreement of such Hedge Counterparty.

      SECTION 12.4      EFFECT OF INVALIDITY OF PROVISIONS.

      In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable, the remaining provisions contained herein shall in no way be affected, prejudiced or disturbed thereby.

      SECTION 12.5      ENTIRE AGREEMENT.

      This Agreement and the Documents hereto contain the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

      SECTION 12.6      CONSENT TO SERVICE.

      Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section
12.7 hereof.

      SECTION 12.7      NOTICES.

      All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

      SECTION 12.8      NO PROCEEDINGS.

      Each of the Borrower, the Deal Agent and the Secured Parties hereby agrees that it will not institute against, or join any other Person in instituting against VFCC any Insolvency Proceeding so long as any commercial paper issued by VFCC shall be outstanding and there shall not have elapsed one year and one day since the last day on which any such commercial paper notes issued by VFCC shall have been outstanding.

      SECTION 12.9      RECOURSE AGAINST CERTAIN PARTIES.

      (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager or administrator of such Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of such Secured Party or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; IT BEING EXPRESSLY AGREED AND UNDERSTOOD that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any manager or administrator of such Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such manager or administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such manager or administrator of such Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

      (b) Notwithstanding anything in this Agreement or any other Document to the contrary, VFCC shall have no obligation to pay any amount required to be paid by it hereunder or thereunder in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of VFCC hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper Notes; and each of the Borrower, the Servicer, the Deal Agent and the Secured Parties agrees that they shall not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to VFCC to pay such amounts after paying or making provision for the payment of its commercial paper notes.

      (c) The provisions of this Section 12.9 shall survive the termination of this Agreement.

      SECTION 12.10     SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

      With respect to any claim arising out of this Agreement, to the fullest extent permitted by law:

      (a) each party and each Hedge Counterparty irrevocably submits to the non-exclusive jurisdiction of the state courts of , and the federal courts located within, the State of Georgia, and

      (b) each party and each Hedge Counterparty irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.

      (c) THE LENDER, THE DEAL AGENT, THE HEDGE COUNTERPARTIES AND THE BORROWER EACH IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

      SECTION 12.11     CERTAIN FEES, COSTS AND EXPENSES.

      In addition to costs and expenses described elsewhere in this Agreement, Borrower agrees to pay on demand all reasonable costs and expenses of the Deal Agent and each Secured Party, including without limitation:

      (a) all costs and expenses in connection with the preparation, review, negotiation, execution and delivery of any waiver, amendment, restatement, replacement or modification of the Documents, and the other documents to be delivered in connection therewith (excluding any Hedging Agreement), or any amendments, extensions and increases to any of the foregoing (including, without limitation, with respect to the preparation, review, negotiation, execution and delivery of any waiver, amendment, restatement, replacement or modification of the Documents, reasonable attorneys' fees and reasonable out-of-pocket expenses), PROVIDED, however, that the Deal Agent shall be responsible for all of the costs and expenses incurred by it and VFCC in connection with the preparation, review, negotiation, execution and delivery of this Agreement and the Purchase Agreements;

      (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the rights or remedies of the Secured Parties under the Documents and any Hedging Agreement, or any other agreement relating thereto, or in connection with legal advice relating to the rights or responsibilities of the Secured Parties (including without limitation court costs, reasonable attorneys' fees and expenses of accountants and appraisers); and

      (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Documents, and all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.

      In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or Liens (except as expressly permitted herein), or fails to maintain the Collateral as required hereby, Lender in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorneys' fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Indebtedness owing hereunder.

      Borrower shall promptly pay all amounts required to be paid under this
Section 12.11. Borrower' obligations under this Section shall survive termination of this Agreement.

      SECTION 12.12     COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

      SECTION 12.13     LIMITATION ON LIABILITY.

      Borrower shall be responsible for and the Deal Agent and each Secured Party is hereby released from any claim or liability in connection with (a) safekeeping any Collateral; (b) any loss or damage to any Collateral; or (c) any diminution in value of the Collateral.

      SECTION 12.14     CONFIDENTIALITY.

      (a) Each of the Deal Agent, the Secured Parties and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose this Agreement and/or such information to its external accountants and attorneys and as required by an applicable law, rule or regulation or order of any judicial or administrative proceeding, (ii) disclose the existence of this Agreement, but not the financial terms thereof and (iii) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving and of the Documents or any Hedging Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Documents or any Hedging Agreement.

      (b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent and its Affiliates and the Secured Parties by each other, (ii) by the Deal Agent and its Affiliates or any of the Secured Parties to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent or any of the Secured Parties to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Secured Party and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and agree to be bound hereby. In addition, the Secured Parties and the Deal Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.


                           [SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BORROWER:                     FIFS ACQUISITION FUNDING COMPANY, L.L.C.

                              By FIALAC Holdings, Inc., as Manager

                              By:______________________________________
                                    Name: Bennie H. Duck
                                    Title:  Vice President of FIALAC
Holdings, Inc.

                                    FIFS Acquisition Funding Company, L.L.C.
                                    300 Interstate North Parkway
                                    Atlanta, Georgia  30339

                                    Attention:  Bennie H. Duck
                                    Facsimile No.:
                                    Confirmation No.:


SERVICER AND SELLER:          AUTO LENDERS ACCEPTANCE CORPORATION


                              By______________________________________
                              Name:___________________________________
                              Title:__________________________________

                                    Auto Lenders Acceptance Corporation
                                    300 Interstate North Parkway
                                    Atlanta, Georgia  30339

                                    Attention:  Bennie H. Duck
                                    Facsimile No.:
                                    Confirmation No.:

SELLER:                       ALAC RECEIVABLES CORP.


                              By______________________________________
                              Name:___________________________________
                              Title:__________________________________

                                    ALAC Receivables Corp.
                                    300 Interstate North Parkway
                                    Atlanta, Georgia  30339

                                    Attention:  Bennie H. Duck
                                    Facsimile No.:
                                    Confirmation No.:



LENDER:                       VARIABLE FUNDING CAPITAL CORPORATION

                              By   First Union Capital Markets, a division of
                                  Wheat First Securities, Inc., as
                                  attorney-in-fact

                              By:___________________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                    Variable Funding Capital Corporation
                                    c/o First Union Capital Markets
                                    One First Union Center, TW-6
                                    Attention:  Conduit Administration
                                    Facsimile No.:  (704) 383-6036
                                    Confirmation No.:  (704) 383-9343

            With a copy to:

                                    Lord Securities Corp.

                                    Attention:
                                    Facsimile No.:  (____) __________
                                    Confirmation No.:  (____) __________

THE DEAL AGENT:                     FIRST UNION CAPITAL MARKETS, a
                                    division of WHEAT FIRST SECURITIES, INC.

                                    By___________________________________
                                       Title:



                                    First Union Capital Markets
                                    One First Union Center, TW-6
                                    Charlotte, North Carolina 28288
                                    Attention:  Conduit Administration
                                    Facsimile No.:  (704) 383-6036
                                    Telephone No.:  (704) 383-9343

                                                                       Exhibit A
                                                                              to
                                                               Loan and Security
                                                                       Agreement


$75,000,000                                                   October 2, 1998

                                      NOTE

      FOR VALUE RECEIVED, the undersigned, FIFS ACQUISITION FUNDING COMPANY, L.L.C. (the "BORROWER") unconditionally promises to pay to the order of VARIABLE FUNDING CAPITAL CORPORATION (the "LENDER") on the Maturity Date (such capitalized term and all other capitalized terms used herein without definition to have the meanings ascribed to such terms in the Loan Agreement hereinafter referred to) as may be extended the principal amount equal to the lesser of (a) SEVENTY FIVE MILLION DOLLARS ($75,000,000) or (b) the Outstanding Principal Amount, pursuant to the Loan and Security Agreement dated as of October 2, 1998 (together with all amendments, supplements, and amendment and restatements and other modifications, if any, thereafter from time to time made thereto, the "LOAN AGREEMENT") among the Borrower, the Lender, Auto Lenders Acceptance Corporation, ALAC Receivables Corp., First Union National Bank and First Union Capital Markets, a division of Wheat First Securities, Inc. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid (or a continuation of such grid) attached to this Note and made a part hereof, which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, the interest rate applicable and interest period applicable from time to time to the Term Loan evidenced hereby. Any such notations by the Lender on the grid (and on any such continuation) indicating the outstanding principal amount of the Term Loan shall be, absent manifest error, conclusive as to the principal amount thereof owing and unpaid, but the failure to record any such amount on such grid (or on such continuation) shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Loan Agreement to make payments of principal of or interest on this Note when due.

      The Borrower agrees to pay interest on the principal amount of this Note, from time to time unpaid, prior to and at maturity (whether by required prepayment, declaration or otherwise) and thereafter as provided in the Loan Agreement.

      All payments by the Borrower of principal of, or interest on, this Note shall be made without set-off, deduction, or counterclaim on the date due in same day or immediately available funds, to the Lender pursuant to the Loan Agreement. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

      This note is the Note referred to in, and evidences indebtedness incurred under, the Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make payments and prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be, or shall become, immediately due and payable.

      This Note shall be governed by and construed in accordance with the internal laws of the State of Georgia.

                              FIFS ACQUISITION FUNDING COMPANY, L.L.C.

                              By FIALAC Holdings, Inc., as Manager

                              By:___________________________________________
                              Name: Bennie H. Duck
                              Title:  Vice President of FIALAC Holdings, Inc.

STATE OF ______________________

COUNTY OF _____________________


      I, ___________________________________, a Notary Public of the County and
State aforesaid, certify that __________________, personally came before me this day and acknowledged that (s)he is _________ of ______________________, a
_______ corporation, and that by authority duly given and as the act of the association, the foregoing instrument was signed in its name by its
_______________.

      WITNESS my hand and official stamp or seal, this _____ day of ___________, 199_.



                                    ---------------------------------
                                                Notary Public


My Commission Expires:

----------------------
    (Notary Seal)

                                                                    Schedule 2.4
                                                                              to
                                                     Loan and Security Agreement


      The obligation of the Lender to make available to the Borrower the Initial Principal Amount of the Term Loan shall be subject to the following conditions precedent:

      (a) The Deal Agent shall have received:

            (i) Copies of resolutions of the Borrower approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the Manager of the Borrower;

            (ii) A copy of an officially certified document dated not more than 30 days prior to the Closing Date and confirmed on the Business Day prior to such date by telegram, telephone or other similar means, evidencing the due formation and good standing of the Borrower;

            (iii) Copies of the Limited Liability Company Agreement of the Borrower certified by the Manager of the Borrower;

            (iv) UCC-1 financing statements in each jurisdiction in which required by applicable law, executed by the Borrower as debtor, naming the FCM, as Deal Agent, as secured party, naming the Contracts and the other Collateral, whether now existing or hereafter acquired, as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the pledge of the Collateral to the Deal Agent. The Borrower shall deliver a file-stamped copy, or other evidence satisfactory to the Deal Agent, of such filing, to the Deal Agent on or prior to the Closing Date or as soon as practicable thereafter; and

            (v) Such other documents as the Deal Agent may reasonably request.

      The foregoing documents, opinions, certificates and other instruments shall be in form and substance satisfactory to the Deal Agent's counsel.

      (b) The Deal Agent shall have received an Manager's Certificate from the Borrower dated the Closing Date of the Term Loan, executed by the President, Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, Treasurer or any Assistant Treasurer of the Manager of the Borrower certifying that (i) the representations, warranties and covenants of the Borrower contained in this Agreement, and the statements contained in any certificate furnished hereunder by the Borrower were true and correct as of the Closing Date and are true and correct as of the date thereof as if made on and as of the Closing Date; (ii) the Borrower has performed all agreements contained in this Agreement to be performed on its part at or prior to the date thereof;
(iii) no Event of Default has occurred and is continuing and no fact, condition or event exists or has occurred which would, upon the giving of notice or the passage of time or both, constitute such an Event of Default; and (iv) no proceeding is pending which would prohibit consummation of the transactions contemplated hereby.

      (c) On the Closing Date, the Borrower shall have certified:

            (i) The representations and warranties made by it in the Agreement are true and correct on and as of such date, before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (ii) No event has occurred, or would result from Term Loan or from the application of the proceeds therefrom, which constitutes an Event of Default; and

            (iii) The Borrower is in compliance with each of its covenants set forth herein.

      (d) On the Closing Date, the Servicer shall have certified:

            (i) The representations and warranties made by it in the Agreement are true and correct on and as of such date, before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (ii) No event has occurred, or would result from Term Loan or from the application of the proceeds therefrom, which constitutes an Event of Default; and

            (iii) It is in compliance with each of its covenants set forth herein.

      (e) The Note has been executed by the Borrower.

      (f) The Contract Purchase Agreement has been executed by the parties thereto.

      (g) The NIM Collateral Purchase Agreement has been executed by the parties thereto.

      (h) The Sale and Servicing Agreements are in full force and effect.

      (i) No Servicer Termination Event, Insurer Default, or Insurance Agreement Event of Default has occurred under any Sale and Servicing Agreement.

      (j) No Trigger Event has occurred under the Spread Account Agreement.

      (k) No claim has been asserted or proceeding commenced challenging any of the Contract Purchase Agreement, the NIM Collateral Purchase Agreement, any Contract, any of the Collateral, the Agreement or the transactions contemplated thereby.

      (l) There shall have been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of ALAC or the Borrower since July 23, 1998.

      (m) ALAC and Borrower shall have taken such other action, including delivery of approvals, consents, opinions, documents, and instruments to the Lender and the Deal Agent as each may reasonably request.

      (n) Buck, Keenan & Owens LLP, counsel to the Borrower shall have delivered to the Deal Agent on behalf of the Lender a favorable opinion in form and substance satisfactory to the Deal Agent.

      (o) Buck, Keenan & Owens LLP, counsel to ALAC and ALACRC shall have delivered to the Deal Agent on behalf of the Lender a favorable opinion in form and substance satisfactory to the Deal Agent.

      (p) The Deal Agent shall have received a copy of each of the Contract List, the Future Delivery Contract List and the Charged Off Contract List.

      (q) The Deal Agent shall have received, in immediately available funds, on or before the Closing Date, the Structuring Fee.

      (r) The Deal Agent shall have received evidence that the Borrower has complied with the provisions of Section 7.1(x) relating to the Hedging Agreements.